                                                                     EXHIBIT 2.5



                            ASSET EXCHANGE AGREEMENT

                                    BETWEEN

                             JONES INTERCABLE, INC.

                                      AND

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.,

                             through its division,

                           TIME WARNER CABLE VENTURES

                                     DATED

                               September 1, 1995

                               TABLE OF CONTENTS

                                                                                                                     Page
1.       CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       EXCHANGE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.1     Agreement to Exchange Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.2     Conveyance of the TWE Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.3     TWCS Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.4     Conveyance of the Jones Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.5     Cash Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.6     TWE Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.7     Jones Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.8     Current Items Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.9     Current Items Amount Calculated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.10    TWE Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.11    Jones Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.12    Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.13    Transfer of TWCS Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

3.       TWE'S REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.1     Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.3     System Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.4     No Other Operators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3,5     Title and Condition of Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.6     Franchises, Licenses, and System Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.7     No Conflicts; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.8     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.9     Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.10    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.11    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.12    No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.13    compliance with Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.14    Environmental Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.15    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.16    Non-Infringement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.17    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.18    TWE Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.19    Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.20    Tier Penetration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.21    Accuracy of Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.22    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.23    Taxpayer Identification Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

4.       JONES' REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.1     Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.3     System Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.4     No Other Operators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.5     Title and Condition of Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.6     Franchises, Licenses, and System Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.7     No Conflicts; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.8     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.9     Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.10    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.11    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.12    No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.13    Compliance with Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.14    Environmental Laws and Regulations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.15    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.16    Non-Infringement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.17    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.18    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.19    Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.20    Tier Penetration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.21    Accuracy of Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.22    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.23    Taxpayer Identification Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

5.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.1     Pre-Closing Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.2     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.3     Title Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.4     Estoppel Certificates Regarding Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.5     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.6     Cooperation in the Obtaining of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.7     HSR Act Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.8     Leased Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.9     Transitional Billing Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.10    Use of Names and Logos . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.11    Bulk Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.12    Supplements to Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.13    Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.14    Construction of Savannah Headend Building  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.15    Primestar Distribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.16    Distant Signals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

6.       CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.1     Conditions Precedent to TWE's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.2     Conditions Precedent To Jones' Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

7.       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.1     Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.2     Jones' Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.3     TWE's Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

8.       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.1     Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

9.       SURVIVAL OF REPRESENTATIONS AND INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.1     Survival of Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . .  46
         9.2     TWE's Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.3     Jones' Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.4     Procedure for Indemnified Third Party Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.5     Limitation on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.6     Determination of Indemnification Amounts and Related Matters . . . . . . . . . . . . . . . . . . . .  48

10.      CONFIDENTIALITY AND PRESS RELEASES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.1    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.2    Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

11.      BROKERAGE FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

12.      CASUALTY LOSSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

13.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         13.1    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         13.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         13.3    Assignment; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.4    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.5    Collection of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.6    Entire Agreement; Amendments; and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         13.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         13.9    Schedules and Exhibits; Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         13.10   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         13.11   Third Parties; Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         13.12   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         13.13   Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         13.14   Commercially Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                            ASSET EXCHANGE AGREEMENT

      THIS ASSET EXCHANGE AGREEMENT ("Agreement") is made as of the 1st day of September, 1995, by and between JONES INTERCABLE, INC., a Colorado corporation ("Jones"), whose U.S. Taxpayer Identification Number is 84-0613514, and TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("TWE"), whose U.S. Taxpayer Identification Number is 13-3666692, through its division, Time Warner Cable Ventures.

                                   RECITALS

      A. As of Closing, Jones or one or more of its wholly-owned subsidiaries will own and operate cable television systems that are franchised or hold other operating authority and operate in and around the communities listed on Schedule A (each, individually, a "Jones System" and, collectively, the "Jones Systems").

      B. TWE owns and operates a cable television system that is franchised or holds other operating authority and operates in and around the communities listed on Schedule B (the "TWE System").

      C. This Agreement sets forth the terms and conditions on which TWE will convey to Jones substantially all of the assets of the TWE System, and Jones will convey to TWE substantially all of the assets of the Jones Systems, in such a manner as to effect a like-kind exchange of assets under Section 1031 of the United States Internal Revenue Code, of 1986, as amended.

                                   AGREEMENTS

      In consideration of the mutual promises and covenants hereinafter set forth, TWE and Jones hereby agree as follows:

      1.    CERTAIN DEFINITIONS.

            As used in this Agreement, the following terms, whether in singular or plural form, shall have the following meanings:

            1.1 "Assets" means the Jones Assets or the TWE Assets, as the context requires.

            1.2 "Accounts Receivable" means the Jones Accounts Receivable or the TWE Accounts Receivable, as the context requires.

            1.3 "Basic Cable" means the cable television services described as Basic Service or Standard Service on Schedule 3.3 with respect to the TWE System and described as Limited Basic, Basic Plus and/or Tier on Schedule 4.3 with respect to each Jones System.

            1.4 "Basic Cable Rate" means the fees and charges charged to subscribers by a System as follows:

            1.4.1    Jones Systems:
                     Hilo              $20.19
                     Lodi              $20.83
                     Kenosha           $19.21
                     Lake Geneva       $19.35
                     Manitowoc         $19.86
                     Ripon             $20.66

            1.4.2    TWE System:
                     Savannah          $19.11

            1.5 "Basic Subscriber" means any individual subscriber of a System's Basic Cable as of the Closing Date (i) whose payment for service is not more than 60 days past due from the billing date (provided that a subscriber's account shall not be considered past due as a result of unpaid amounts not exceeding $5.00 in respect of (A) customary late charges imposed by the System and/or (B) disputed amounts); and (ii) who has not given or been given notice of termination and who, consistent with the System's standing policy, should not have been given notice of termination.

            1.6 "Bulk Subscriber" means any commercial establishment or multiple dwelling unit that pays a bulk rate for such System's Basic Cable (either alone or in combination with any other service), provided that such subscriber (i) has been a bulk subscriber for at least one full month and has paid at least one month's payment in full without discount, together with any applicable installation fee; (ii) is not delinquent in any payment for any such service; and (iii) has not given or been given notice of termination, and, consistent with the System's disconnect policy for bulk accounts, should not have been given notice of termination. A Bulk Subscriber shall be deemed to be delinquent if any part of such subscriber's account with the System is more than 60 days past due from the first day of the period to which any outstanding bill relates.

            1.7 "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Section 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

            1.8 "Closing" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 7.

            1.9   "Closing Date" means the date of Closing.

            1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

            1.11 "Consents" means the Jones Consents or the TWE Consents, as the context requires.

            1.12 "Contracts" means leases, private easements, private rights-of-way, multiple dwelling unit agreements, retransmission consent agreements, pole attachment agreements, conduit agreements, subscriber agreements and all other agreements, written or oral (including any amendments and other modifications thereto).

            1.13 "Equivalent Billing Unit" means, with respect to a System, that number of subscribers, as of any date, calculated by adding (i) the number of Basic Subscribers of the System and (ii) the number obtained by dividing (A) the aggregate monthly billings of such System for Basic Cable to Bulk Subscribers during the last full month ending on or prior to such date by (B) such System's Basic Cable Rate.

            1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder and published interpretations with respect thereto.

            1.15  "FCC" means the Federal Communications Commission.

            1.16 "Franchises" means the Jones Franchises or the TWE Franchises, as the context requires.

            1.17 "GAAP" means generally accepted accounting principles consistently applied.

            1.18 "Governmental Authority" means (A) the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes, and other instrumentalities, and (B) any foreign (as to the United States of America) sovereign entity, including but not limited to nations, states, republics, kingdoms and principalities, any state, province, commonwealth, territory or possession thereof, and any political subdivision, quasi-governmental authority, or instrumentality of any of the same.

            1.19 "Hazardous Substances" means (i) any "hazardous waste" as defined by the Resources Conservation and Recovery Act of 1976 ("RCRA") (U.S.C.
Section 6901 et seq.), as amended, and rules and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response,

Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended, and rules and regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Act ("TSCA") (42 U.S.C. Section 2601 et seq.), as amended, and rules and regulations promulgated thereunder;
(iv) asbestos; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage or disposal of which on the Real Property is prohibited by any Legal Requirements; and (viii) any other substance which by any Legal Requirements require special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment, or disposal.

            1.20 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            1.21 "Jones Accounts Receivable" means the rights of Jones to payment for services rendered by Jones prior to the Closing Date in connection with the operation of the Jones Systems, as reflected on the billing records of Jones.

            1.22 "Jones Consents" means all of the consents, permits or approvals of third parties necessary to transfer the Jones Assets to TWE or otherwise to consummate lawfully the transactions contemplated hereby.

            1.23 "Jones Contracts" means all (i) Contracts to which Jones is a party and which affect the Jones Assets or the business or operations of the Jones Systems, including, but not limited to, those listed on Schedule 4.6 in accordance with Section 4.6, (ii) Contracts identified in Section 4.6(i), (ii) or (iii) other than vehicle leases or employee-related Contracts and (iii) any agreement described in (i) above entered into by Jones in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date which would have been listed on Schedule 4.6 had they been in existence on the date hereof and which TWE agrees in writing to assume.

            1.24 "Jones Franchises" means all municipal, county, and state franchises, franchise applications (if any), authorizations and permits relating to the Jones Systems, other than the Jones licenses.

            1.25 "Jones Licenses" means all domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the Jones Systems granted to Jones by any Governmental Authority, except the Jones Franchises or any public easements or rights-of-way related thereto.

            1.26 "Jones Personal Property" means all of the equipment, plant, inventory, spare parts, supplies and other tangible personal property which are owned or leased by Jones and used or useful as of the date hereof in the conduct of the business or operations of the Jones Systems, other than the Jones Excluded Assets, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date of this Agreement and the Closing Date.

            1.27 "Jones Real Property" means all of the fee estates and buildings and other improvements thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests which are owned or leased by Jones and used or useful as of the date hereof in the conduct of the business or operations of the Jones Systems, other than the Jones Excluded Assets, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

            1.28 "Judgment" means any judgment, writ order, injunction, award or decree of any court judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

            1.29 "knowledge" of any Person of or with respect to any matter means that such Person (if a natural person) or any of the system managers of such Person (if not a natural Person) has actual awareness or knowledge of such matter.

            1.30 "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including Judgments.

            1.31 "Licenses" means the Jones Licenses or the TWE Licenses, as the context requires.

            1.32 "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any Hen, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, System Contract or otherwise.

            1.33 "Litigation" means any claim, action, suit proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

            1.34 "Losses" means any claims, losses, liabilities, damages, Liens, penalties, costs, and expenses, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought, but shall in no event include incidental or consequential damages.

            1.35 "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association or unincorporated entity of any kind.

            1.36 "Personal Property" means the Jones Personal Property or the TWE Personal Property, as the context requires.

            1.37 "Real Property" means the Jones Real Property or the TWE Real Property, as the context requires.

            1.38 "System" means a Jones System or the TWE System, as the context requires.

            1.39 "System Contract" means a Jones Contract or a TWE Contract, as the context requires.

            1.40 "Taxes" means all levies and assessments of any kind or nature imposed by any Governmental Authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

            1.41 "Transaction Documents" means all instruments and documents executed and delivered by TWE, TWCS or Jones or any officer, director or affiliate of either of them in connection with this Agreement or the transactions contemplated hereby.

            1.42 "TWE Accounts Receivable" means the rights of TWE to payment for services rendered by TWE prior to the Closing Date in connection with the operation of the TWE System as reflected on the billing records of TWE.

            1.43 "TWE Consents" means all of the consents, permits or approvals of third parties necessary to transfer the TWE Assets to Jones or otherwise to consummate lawfully the transactions contemplated hereby.

            1.44 "TWE Contracts" means all (i) Contracts to which TWE is a party and which affect the TWE Assets or the business or operations of the TWE System, including, but not limited to, those listed on Schedule 3.6 in accordance with Section 3.6, (ii) Contracts identified in Section 3.6(i), (ii) or (iii) other than vehicle leases or employee-related Contracts and (iii) any agreement described in (i) above entered into by TWE in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date which would have been listed on Schedule 3.6 had they been in existence on the date hereof and which Jones agrees in writing to assume.

            1.45 "TWE Franchises" means all municipal, county, and state franchises, franchise applications (if any), authorizations and permits relating to the TWE System, other than the TWE Licenses.

            1.46 "TWE Licenses" means all domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the TWE System granted to TWE by any Governmental Authority, except the TWE Franchises or any public easements or rights-of-way related thereto.

            1.47 "TWE Personal Property" means all of the equipment, plant, inventory, spare parts, supplies and other tangible personal property which are owned or leased by TWE and used or useful as of the date hereof in the conduct of the business or operations of the TWE System, other than the TWCS Assets and the TWE Excluded Assets, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date of this Agreement and the Closing Date.

            1.48 "TWE Real Property" means all of the fee estates and buildings and other improvements thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests which are owned or leased by TWE and used or useful as of the date hereof in the conduct of the business or operations of the TWE System, other than the TWE Excluded Assets, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

            1.49 List of Additional Definitions. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

            Term                                                 Section
            ----                                                 -------
            Acquired Jones Broadcast Contracts                   2.7.2
            Acquired TWE Broadcast Contracts                     2.6.2
            Adjustment Time                                      2.8

            Cash Purchase Price                                  2.5
            Current Items Amount                                 2.8
            Estoppel Certificates                                5.4
            Final Adjustment Certificate                         2.9
            Hired Employee                                       5.5
            Indemnitee                                           9.4
            Indemnitor                                           9.4
            Initial Adjustment Certificate                       2.9
            Initial Indemnification Claim Date                   9.5
            Jones                                                Preamble
            Jones Assets                                         2.4
            Jones Assumed Liabilities                            2.11
            Jones Assumption Agreement                           7.2.11
            Jones Balance Sheet                                  4.11.1
            Jones Broadcast Contracts                            2.7.2
            Jones Excluded Assets                                2.7
            Jones Subscriber Adjustment Amount                   2.8.4
            Jones System(s)                                      Recitals
            Non-Hired Employee                                   5.5
            Outside Closing Date                                 7.1
            Permitted Liens                                      5.3
            Savannah Headend Building                            5.14
            Title Commitments                                    5.3
            Title Defect                                         5.3
            Transitional Billing Services                        5.8
            TWCS                                                 2.2
            TWCS Assets                                          2.3
            TWE                                                  Preamble
            TWE Assets                                           2.2
            TWE Assumed Liabilities                              2.10
            TWE Assumption Agreement                             7.2.12
            TWE Balance Sheet                                    3.11.1
            TWE Broadcast Contracts                              2.6.2
            TWE Excluded Assets                                  2.6
            TWE Subscriber Adjustment Amount                     2.8.4
            TWE System                                           Recitals

      2.    EXCHANGE OF ASSETS.

            2.1 Agreement to Exchange Assets. Subject to the terms and conditions set forth in this Agreement, at Closing TWE and Jones shall effect an exchange of Assets as set forth below.

            2.2 Conveyance of the TWE Assets. TWE shall (i) cause TW Cable Service Co. ("TWCS"), or such other entity as TWE may designate in writing at least five days prior to the Closing Date, to convey, assign, transfer and deliver to Jones, free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, the TWCS Assets and (ii) convey, assign, transfer and deliver to Jones, free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, the following described tangible and intangible assets used or useful in connection with the conduct of the business or operations of the TWE System (the "TWE Assets"):

                  2.2.1    The TWE Personal Property;

                  2.2.2    the TWE Real Property, subject also to Permitted
Liens;

                  2.2.3    the TWE Franchises;

                  2.2.4    the TWE Contracts;

                  2.2.5    the TWE Accounts Receivable;

                  2.2.6    the TWE Licenses;

                  2.2.7 All of TWE's proprietary information, technical information and data, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the TWE System including filings with the FCC, other than as any of the foregoing relate to the TWE Excluded Assets;

                  2.2.8 All books and records relating to the business or operations of the TWE System, including executed copies of the TWE Contracts and correspondence relating to retransmission agreements and must-carry elections, subject to the right of TWE to have such books and records made available to TWE for a reasonable period, not to exceed three years from the Closing Date;

                  2.2.9 The goodwill and going concern value generated by TWE with respect to the TWE System, if any; and

                  2.2.10 All intangible assets of TWE relating to the TWE System not specifically described above.

            2.3 TWCS Assets. "TWCS Assets" means all of the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the TWE System that are owned by TWCS, consisting only of the following, all of which are described on Schedule 2.3: all earth satellite receive stations and related equipment, antennae, satellite dishes and intangible domestic satellite receive only (TVRO) registrations.

            2.4 Conveyance of the Jones Assets. Jones shall convey, assign, transfer and deliver to TWE (or, in the case of Jones Assets which are earth satellite receive stations and related equipment, antennae, satellite dishes and intangible domestic satellite receive only (TVRO) registrations, to TWCS or such other entity as TWE may designate in writing at least five days prior to the Closing Date), free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, the following described tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Jones Systems (the "Jones Assets"):

                  2.4.1    The Jones Personal Property;

                  2.4.2    the Jones Real Property, subject also to Permitted
Liens;

                  2.4.3    the Jones Franchises;

                  2.4.4    the Jones Contracts;

                  2.4.5    the Jones Accounts Receivable;

                  2.4.6    the Jones Licenses;

                  2.4.7 All of Jones' proprietary information, technical information and data, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the Jones Systems, including filings with the FCC, other than as any of the foregoing relate to the Jones Excluded Assets;

                  2.4.8 All books and records relating to the business or operations of the Jones Systems, including executed copies of the Jones Contracts and correspondence relating to retransmission agreements and must-carry elections, subject to the right of Jones to have such books and records made available to Jones for a reasonable period, not to exceed three years from the Closing Date;

                  2.4.9 The goodwill and going concern value generated by Jones with respect to the Jones Systems, if any; and

                  2.4.10 All intangible assets of Jones relating to the Jones Systems not specifically described above.

            2.5 Cash Purchase Price. TWE will pay to Jones, by wire transfer of immediately available funds, to such account or accounts as are designated in writing by Jones to TWE, the sum of $4,000,000 (the "Cash Purchase Price"), reflecting the agreed-upon difference in fair market value between the TWE Assets and the Jones Assets.

            2.6 TWE Excluded Assets. The following assets shall not be transferred to Jones by TWE and are specifically excluded from the Assets ("TWE Excluded Assets"):

                  2.6.1 TWE's cash on hand as of the Closing Date and all other cash in any of TWE's bank or savings accounts, any and all insurance policies, construction and performance bonds, intercompany receivables with respect to any affiliate of TWE, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

                  2.6.2 Any Contracts other than the TWE Contracts; all programming Contracts relating to the TWE System; any retransmission consents or will carry Contracts which TWE maintains with respect to the TWE System, including without limitation, those listed on Schedule 2.6.2 (collectively, the "TWE Broadcast Contracts"), except as otherwise agreed by Jones pursuant to written notice to TWE given no later than ten days prior to the Closing Date to the effect that the Contracts named in such notice are to be included in the TWE Contracts to be transferred to Jones at the Closing (the "Acquired TWE Broadcast Contracts"); provided that Jones may not designate as Acquired TWE Broadcast Contracts any TWE Broadcast Contracts which relate to broadcast stations which are carried by cable television systems other than the TWE System; and provided further that TWE shall have no obligation to obtain consents to the assignment of the Acquired TWE Broadcast Contracts to Jones unless Jones notifies TWE within 45 days after the date hereof that such Contracts shall be included in the Acquired TWE Broadcast Contracts to be transferred to Jones at Closing;

                  2.6.3 Any books and records that TWE is required by law to retain, subject to the right of Jones to have access to and to copy for a reasonable period, not to exceed three years from the Closing Date, and TWE's minute books and other books and records related to internal matters and financial relationships with TWE's lenders;

                  2.6.4 Any claims, rights and interests in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date;

                  2.6.5 Subject to Section 5.10, the trademarks, trade names, service marks and all other information and similar intangible assets relating to TWE or the TWE System; and

                  2.6.6    The rights, assets and properties described on
Schedule 2.6.

            2.7 Jones Excluded Assets. The following assets shall not be transferred to TWE by Jones and are specifically excluded from the Assets ("Jones Excluded Assets"):

                  2.7.1 Jones' cash on hand as of the Closing Date and all other cash in any of Jones' bank or savings accounts, any and all insurance policies, construction and performance bonds, intercompany receivables with respect to any affiliate of Jones, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

                  2.7.2 Any Contracts other than the Jones Contracts; all programming Contracts relating to the Jones Systems; any retransmission consents or will carry Contracts which Jones maintains with respect to the Jones Systems, including without limitation, those listed on Schedule 2.7.2 (collectively the "Jones Broadcast Contracts"), except as otherwise agreed by TWE pursuant to written notice given no later than ten days prior to the Closing Date to the effect that the Contracts named in such notice are to be included in the Jones Contracts to be transferred to TWE at the Closing (the "Acquired Jones Broadcast Contracts"); provided that TWE may not designate as Acquired Jones Broadcast Contracts any Jones Broadcast Contracts which relate to broadcast stations which are carried by cable television systems other than the Jones Systems; and provided further that Jones shall have no obligation to obtain consents to the assignment of the Acquired Jones Broadcast Contracts to TWE unless TWE notifies Jones within 45 days after the date hereof that such Contracts shall be included in the Acquired Jones Broadcast Contracts to be transferred to TWE at Closing;

                  2.7.3 Any books and records that Jones is required by law to retain, subject to the right of TWE to have access to and to copy for a reasonable period, not to exceed three years from the Closing Date, and Jones' corporate minute books and other books and records related to internal corporate matters and financial relationships with Jones' lenders;

                  2.7.4 Any claims, rights and interests in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date;

                  2.7.5 Subject to Section 5.10, the trademarks, trade names, service marks and all other information and similar intangible assets relating to Jones or the Jones Systems; and

                  2.7.6    The rights, assets and properties described on
Schedule 2.7.

            2.8 Current Items Amount. TWE or Jones, as appropriate, shall pay to the other the net amount in favor of the other of the adjustments and prorations effected pursuant to Sections 2.8.1, 2.8.2, 2.8.3 and 2.8.4 below (the "Current Items Amount"). The adjustments provided for herein shall be made as of the close of business (5:00 p.m., eastern standard time) on the Closing Date (the "Adjustment Time").

                  2.8.1    Accounts Receivable.

                           (i)     TWE shall be entitled to an amount equal to
the sum of (A) 90% of the face amount of all TWE Accounts Receivable that are current or 30 days or less past due as of the Adjustment Time, plus (B) 80% of the face amount of all TWE Accounts Receivable that are between 31 days and 60 days past due as of the Adjustment Time.

                           (ii)    Jones shall be entitled to an amount equal
to the sum of (A) 90% of the face amount of all Jones Accounts Receivable that are current or 30 days or less past due as of the Adjustment Time, plus (B) 80% of the face amount of all Jones Accounts Receivable that are between 31 days and 60 days past due as of the Adjustment Time.

For purposes of the foregoing, an Account Receivable shall be deemed "past due" when the payment due under an original monthly billing statement of TWE or Jones, as applicable, has not been received by the System within 30 days following the date of such original monthly billing statement.

                  2.8.2 Advance Payments and Deposits. TWE and Jones each shall be entitled to an amount equal to the aggregate of (A) all deposits of subscribers of the other's Systems for converters, decoders, and similar items, and (B) all payments for services to be rendered by it to subscribers of the other's Systems after the Adjustment Time, or for other services to be rendered by it to other third parties after the Adjustment Time for cable television commercials, channel leasing, or other services or rentals, to the extent all obligations of the other party related thereto are assumed by it at Closing.

                  2.8.3 Expenses. As of the Adjustment Time, the following expenses relating to each party's Systems shall be prorated, in accordance with GAAP, so that, with respect to the TWE System, all expenses for periods prior to the Adjustment Time shall be for the account of TWE, and all expenses for periods after the Adjustment Time shall be for the account of Jones and, with respect to the Jones Systems, all expenses for periods prior to the Adjustment Time shall be for the account of Jones, and all expenses for periods after the Adjustment Time shall be for the account of TWE: (i) all payments and charges under the Franchises, the Licenses, and the System Contracts; (ii) Taxes levied or assessed against any of the Assets; (iii) Taxes, if any, payable with respect to cable television service and related sales to subscribers of the Systems; (iv) charges for utilities and other goods or services furnished to the Systems; (v) copyright fees based on signal carriage by the Systems; and
(vi) all other items of expense relating to the Systems; provided, however, that TWE and Jones shall not prorate any items of expense payable under any Excluded Assets, all of which shall remain and be solely for the account of TWE and Jones, respectively.

                  2.8.4 Subscriber Adjustment. (i) Jones shall be entitled to an amount equal to the sum of (A) $1,900 for each Equivalent Billing Unit less than 62,692 served by the TWE System, calculated as of the Closing Date (the "TWE Subscriber Adjustment Amount").

                           (ii)    TWE shall be entitled to an amount equal to
the sum of (A) $1,524 for each Equivalent Billing Unit less than 10,323 served by the Jones System operating in and around Manitowoc, Wisconsin, (B) $1,373 for each Equivalent Billing Unit less than 2,705 served by the Jones System operating in and around Ripon, Wisconsin, (C) $1,635 for each Equivalent
Billing Unit less than 3,881 served by the Jones System operating in and around Lake Geneva, Wisconsin, (D) $1,611 for each Equivalent Billing Unit less than 26,819 served by the Jones System operating in and around Kenosha, Wisconsin,
(E) $1,624 for each Equivalent Billing Unit less than 17,490 served by the Jones System operating in and around Hilo, Hawaii, and (F) $1,762 for each Equivalent Billing Unit less than 14,589 served by the Jones System operating in and around Lodi, Ohio, in each case calculated as of the Closing Date. If TWE is entitled to receive an adjustment pursuant to the foregoing sentence (the "Jones Subscriber Adjustment Amount"), then Jones shall be entitled to an amount equal to the sum of (u) $1,524 for each Equivalent Billing Unit over 10,323 served by the Manitowoc System, (v) $1,373 for each Equivalent Billing Unit over 2,705 served by the Ripon System, (w) $1,635 for each Equivalent Billing Unit over 3,881 served by the Lake Geneva System (x) $1,611 for each Equivalent Billing Unit over 26,819 served by the Kenosha System, (y) $1,624 for each Equivalent Billing Unit over 17,490 served by the Hilo System, and (z) $1,762 for each Equivalent Billing Unit over 14,589 served by the Lodi System, up to a maximum of the Jones Subscriber Adjustment Amount.

            2.9 Current Items Amount Calculated. The Current Items Amount, as it relates to each party's Systems, shall be estimated in good faith by TWE and Jones with respect to their respective Systems, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") executed by a duly authorized representative of TWE or Jones, as applicable, and delivered to the other party not later than ten days prior to Closing. Each party shall use reasonable efforts to keep the other informed during its preparation of the Initial Adjustment Certificate. If accepted by the other party, each party's Initial Adjustment Certificate shall constitute the basis on which the Current Items Amount is calculated for purposes of Closing. At Closing, the party against whose favor the estimated Current Items Amount is so determined shall pay to the other the estimated Current Items Amount. Within 90 days after Closing, TWE and Jones shall each deliver to the other a certificate (the "Final Adjustment Certificate") showing in full detail the final determination of the Current Items Amount, which certificate shall be accompanied by appropriate documentation supporting the adjustments proposed in such certificate, and which shall be executed by an officer of TWE or Jones, as appropriate. Not later than 30 days after TWE and Jones shall have finally agreed upon the Current Items Amount, TWE or Jones, as appropriate, shall pay to the other the amount by which the Current Items Amount as finally determined differs from the Current Items Amount as estimated in the Initial Adjustment Certificate.

            2.10 TWE Assumption of Liabilities. As of the Closing Date, TWE shall assume, pay, discharge, and perform the following (the "TWE Assumed Liabilities"): (i) all liabilities and obligations with respect to acts, omissions or events occurring subsequent to the Closing Date under any Jones Franchise, Jones License, or Jones Contract; (ii) other obligations and liabilities of Jones only to the extent that there shall be an adjustment in favor of TWE with respect thereto pursuant to Section 2.8; and (iii) all obligations and liabilities arising out of TWE's ownership of the Jones Assets or operation of the Jones Systems after the Closing Date. All debts, liabilities, and obligations arising out of or relating to the Jones Assets or the operation of the Jones Systems other than the TWE Assumed Liabilities shall remain and be the obligations and liabilities solely of Jones.

            2.11 Jones Assumption of Liabilities. As of the Closing Date, Jones shall assume, pay, discharge, and perform the following (the "Jones Assumed Liabilities"): (i) all liabilities and obligations with respect to acts, omissions or events occurring subsequent to the Closing Date under any TWE Franchise, TWE license, or TWE Contract; (ii) other obligations and liabilities of TWE or TWCS only to the extent that there shall be an adjustment in favor of Jones with respect thereto pursuant to Section 2.8; and (iii) all obligations and liabilities arising out of Jones' ownership of the TWE Assets or the TWCS Assets, or out of the operation of the TWE System after the Closing Date. All debts, liabilities, and obligations arising out of or relating to the TWE Assets, the TWCS Assets or the operation of the TWE System other than the Jones Assumed Liabilities shall remain and be the obligations and liabilities solely of TWE or TWCS, as applicable.

            2.12 Exchange. Except as provided in Section 2.13, the TWE Assets shall be transferred and given by TWE, and the TWCS Assets shall be caused to be transferred and given by TWCS, to Jones in exchange or consideration for the Jones Assets, and the Jones Assets shall be transferred and given by Jones to TWE and TWCS in exchange or consideration for the TWE Assets and the TWCS Assets.

            2.13 Transfer of TWCS Assets. TWE shall have the right, but not the obligation, to acquire the TWCS Assets prior to Closing. If TWE so acquires the TWCS Assets, TWE shall convey to Jones the TWCS Assets by means of the Bill of Sale in the form of Exhibit F and Jones shall convey all of the Jones Assets to TWE.

      3.    TWE'S REPRESENTATIONS.

            TWE represents, warrants, covenants and agrees to and with Jones as follows:

            3.1 Organization and Qualification. TWE is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted. TWE is duly qualified to do business as a foreign partnership and is in good standing in all jurisdictions in which the ownership or leasing of the TWE Assets or the nature of its activities in connection with the TWE System makes such qualification necessary, except any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement, or on the ability of TWE to perform its obligations under this Agreement.

            3.2 Authorization. TWE has full partnership power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated in this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement on the part of TWE have been duly and validly authorized and approved by all necessary action on the part of TWE and its general partners. This Agreement has been duly and validly executed and delivered by TWE, and is the valid and binding obligation of TWE, enforceable against TWE in accordance with its terms.

            3.3 System Information. Schedule 3.3 sets forth a materially true and accurate description of the following information as of the dates set forth on such Schedule:

                  3.3.1 the number of miles of activated aerial and underground plant included in the TWE Assets;

                  3.3.2 the minimum number of passings of the TWE System and the approximate number of Equivalent Billing Units served by the TWE System;

                  3.3.3 a description of the basic and tier services available from the TWE System, the rates charged by TWE for each, together with the approximate number of subscribers receiving each of the services, and any other charges by TWE for services to subscribers;

                  3.3.4    with respect to each Bulk Subscriber:

                           (i)     the name and address of, and, if applicable,
the number of units in, each such establishment, building, condominium, hotel or motel which is served by the TWE System; and

                           (ii)    a description of the cable television
services delivered to each such establishment, building, condominium, hotel or motel on a bulk basis and the monthly rates charged for each such service; and

                  3.3.5 the channel and megahertz capacity of the TWE System, the stations and channels carried by the TWE System, the channel position of each such signal and station, and all frequencies utilized by the TWE System.

            3.4 No Other Operators. Except as described on Schedule 3.4 and other than direct broadcast satellite services, (i) the TWE System is the only multiple channel operator presently serving the communities which it serves,
(ii) to the best of TWE's knowledge, no other multiple channel operator is presently contemplated by any person in the communities now served by the TWE System, and (iii) no franchises or other authorizations other than the TWE Franchises have been issued with respect to the communities served by the TWE System.

            3.5 Title and Condition of Personal Property. Schedule 3.5 contains a complete description of all material items of TWE Personal Property, other than the Excluded Assets. The TWE Personal Property, together with the TWCS Assets, constitutes all personal property necessary to conduct lawfully and properly the business or operations of the TWE System as now conducted. Except as described in Schedule 3.5, TWE has good and marketable title to all of the TWE Personal Property, free and clear of all liens, except ad valorem Taxes not yet due and payable. All the TWE Personal Property is in good working order and repair, ordinary wear and tear excepted.

            3.6 Franchises, Licenses, and System Contracts. Schedule 3.6 contains a description of all of the TWE Franchises, TWE licenses and TWE Contracts, except for: (i) subscription agreements with individual residential subscribers for the cable services provided by the Systems in the ordinary course of business which may be cancelled by the Systems without penalty on not more than 30 days notice; (ii) miscellaneous service contracts terminable at will without penalty; (iii) other TWE Contracts not involving either aggregate liabilities under all such TWE Contracts exceeding $25,000 or any material nonmonetary obligation; (iv) programming agreements; and (v) Contracts described on Schedule 2.6 or Schedule
2.6.2. TWE has delivered to Jones true and complete copies of each of the TWE Franchises, TWE Licenses, and written TWE Contracts, including any amendments thereto, other than TWE Contracts described in clauses (i), (ii), (iii) and
(iv) above and motor vehicle leases. Except as described on Schedule 3.6: (i) each of the TWE Franchises, TWE licenses, and TWE Contracts is valid, in full force and effect, and enforceable in accordance with its terms against the parties thereto other than TWE, and TWE has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than TWE, or any combination thereof) by TWE nor, to the knowledge of TWE, has there occurred any default (without regard to lapse of time, the giving of notice, the election of TWE, or any combination thereof) by any Person other than TWE under any of the TWE Franchises, TWE licenses, or TWE Contracts; and (iii) neither TWE nor, to the knowledge of TWE, any other Person is in arrears in the performance or satisfaction of its obligations under any of the TWE Franchises, TWE Licenses, or TWE Contracts, and no waiver or indulgence has been granted by any of the parties thereto. Except as described on Schedule 3.6, the TWE Franchises, TWE licenses, and TWE Contracts are sufficient to permit TWE to operate the TWE System lawfully in the manner in which they are currently operated.

            3.7 No Conflicts; Consents. Except as described on Schedule 3.7 or on any other Schedule to this Agreement, the execution, delivery, and performance by TWE of this Agreement does not and will not: (i) violate any provision of any Legal Requirement; (ii) conflict with or violate any provision of the certificate of limited partnership or agreement of limited partnership of TWE; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any TWE Contract; (iv) result in the creation or imposition of any lien against or upon any of the TWE Assets; or (v) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

            3.8 Litigation. Except as described on Schedule 3.8, (i) there is no outstanding Judgment against TWE requiring TWE to take any action of any kind with respect to the TWE Assets or the operation of the TWE System, or to which the TWE System or the TWE Assets are subject or by which they are bound or affected; and (ii) there is no litigation pending or, to TWE's knowledge, threatened, against TWE that individually or in the aggregate might result in any materially adverse change in the financial condition or operation of the TWE System or materially and adversely affect the TWE Assets or the ability of TWE to perform its obligations under this Agreement. Except as described on Schedule 3.8, there are no proceedings pending to which TWE is a party or, to TWE's knowledge, threatened, nor have any demands been made by any Governmental Authority, utility, pole lessor, or other party, which seeks or could result in the termination, modification, suspension or limitation of TWE's rights or obligations with respect to the TWE Franchises, TWE Licenses, or material TWE Contracts.

            3.9   Employment Matters.

                  3.9.1 Neither TWE nor any Employee Benefit Plan or, to TWE's knowledge, any Multiemployer Plan (as those terms are defined in ERISA) maintained by TWE or to which TWE has or has had the obligation to contribute in respect of any TWE employees that render services in connection with the TWE System is in violation of the provisions of ERISA; no reportable event, within the meaning of ERISA, Section 4043 (c)(1), (2), (3), (5), (6), (7), (10) or
(13), has occurred and is continuing with respect to any such Employee Benefit Plan or, to TWE's knowledge, any such Multiemployer Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan or, to TWE's knowledge, any such Multiemployer Plan.

                  3.9.2 There are no collective bargaining agreements applicable to any TWE employees that render services in connection with the TWE System, and TWE has no duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Persons employed by TWE that render services in connection with the TWE System.

                  3.9.3 Schedule 3.9 contains a true and complete list of names, positions and rates of compensation of all employees of the TWE System. With respect to any Persons employed by TWE that render services in connection with the TWE System TWE is in compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or TWE Contracts to be withheld from wages or salaries, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  3.9.4 With respect to any Persons employed by TWE that render services in connection with the TWE System, (i) TWE has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirements prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) except as described on Schedule 3.9, there are no pending or, to TWE's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against TWE before any Governmental Authority nor, to TWE's knowledge, does any basis therefor exist.

                  3.9.5 There are no existing or, to TWE's knowledge, threatened, labor strikes, disputes, or grievances affecting the TWE System or other labor controversies that could reasonably be expected to have a material and adverse effect on the financial condition or operations of the TWE System. There are no pending or, to the knowledge of TWE, threatened arbitration proceedings under any TWE Contracts respecting TWE's employees, nor to the knowledge of TWE, does any basis therefor exist.

            3.10 Taxes. Except as described on Schedule 3.10, (i) TWE has duly and timely paid all Taxes with respect to the TWE System that have become due and payable by it; (ii) TWE has received no notice of, nor does TWE have any knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority with respect to the TWE System; and (iii) other than as may relate to TWE or its general partners generally, there are no audits pending with respect to the TWE System and there are no outstanding agreements or waivers by TWE that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes with respect to the TWE System.

            3.11 Financial Statements. TWE has delivered to Jones copies of the following financial statements, which are in accordance with all books, records, and accounts of TWE:

                  3.11.1 Unaudited balance sheets as of the fiscal years ended December 31, 1993 and 1994 and an unaudited balance sheet as of June 30, 1995 (the "TWE Balance Sheet"), which fairly and accurately present the financial condition, assets, and liabilities of the TWE System; and

                  3.11.2 Unaudited statement of operations for the twelve-month periods ended December 31, 1993 and 1994, and an unaudited statement of operations for the six months ended June 30, 1995. Such statements of operations fairly and accurately present the results of the operations of the TWE System for the respective periods indicated. As of the date thereof, TWE was the owner (except for certain leased equipment not material in amount) of all the properties and assets set forth in the TWE Balance Sheet, and there are no material liabilities, accrued, absolute, contingent or otherwise, that are not reflected in the TWE Balance Sheet.

            3.12 No Adverse Change. Except as described on Schedule 3.12, there has been no material adverse change in the TWE Assets or the financial condition or operations of the TWE System since June 30, 1995, other than change arising from matters of a general economic nature or matters caused by or arising from legislation, rulemaking or regulation affecting the cable television industry in general, and since June 30, 1995, the TWE Assets and the financial condition and operations of the TWE System have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or public force or otherwise.

            3.13  Compliance with Legal Requirements.

                  3.13.1 The operation of the TWE System as currently conducted does not violate or infringe in any material respect any Legal Requirements currently in effect or, to the knowledge of TWE, proposed to become effective. TWE has received no notice of any violation by TWE or the TWE System of any Legal Requirement applicable to the operation of the TWE System as currently conducted, and knows of no basis for the allegation of any such violation.

                  3.13.2 TWE is permitted under all applicable TWE Franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that TWE makes available to subscribers of the TWE System and to utilize all carrier frequencies generated by the operations of the TWE System, and is licensed to operate all the facilities required by law to be licensed, including without limitation any business radio and any cable television relay service system being operated as part of the TWE System. Other than requests for network nonduplication and syndex protection and as described on Schedule 3.13, no written requests have been received by TWE during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office or any other Person challenging or questioning the right of TWE's operation of the TWE System and of any FCC-licensed or registered facility used in conjunction with TWE's operation of the TWE System. Except as provided in
Schedule 3.13, TWE's operation of the TWE System, and of any FCC-licensed or registered facility used in conjunction with TWE's operation of the TWE System, is in compliance in all material respects with the FCC's rules and regulations and the provisions of the Communications Act of 1934, as amended. TWE has not violated any laws or any duty or obligation with regard to protecting the privacy rights of any past or present subscribers of the TWE System.

                  3.13.3 TWE has conducted all system and microwave performance tests and all Cumulative Leakage Index ("CLI") related tests required with respect to the TWE System. TWE has (i) maintained appropriate log books and other recordkeeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the TWE System required to be corrected in connection with TWE's monitoring obligations under the rules and regulations of the FCC, and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the TWE System.

                  3.13.4 TWE has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the business and operations of the TWE System as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in
Section 111 of the Copyright Act. TWE is in compliance in all material respects with the Copyright Act and the rules and regulations of the Copyright Office with respect to the operation of the TWE System, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems as to which TWE makes no representation. TWE is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, cancelled, encumbered or adversely affected in any manner.

                  3.13.5 All of the broadcast television signals carried by the TWE System are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements.

                  3.13.6 TWE's operation of the TWE System has not and does not violate the Cable Act, except for violation(s) which, individually or in the aggregate, reasonably could not be expected to have a material adverse effect on the TWE System. TWE has delivered or will deliver promptly after the date hereof to Jones complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Cable Act, the Communications Act or FCC rules or regulations with respect to the operation of the TWE System, including, without limitation, FCC Forms 159 (Remittance Advice), 159C, 328, 329, 393, 1200, 1205, 1210 and 1215, copies of TWE's correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers of the TWE System including, without limitation, copies of any complaints filed with the FCC with respect to TWE's rates charged to such subscribers and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act. A request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each franchise included within the TWE Assets expiring within 36 months of the date of this Agreement.

            3.14  Environmental Laws and Regulations.

                  3.14.1 TWE is not the subject of any "Superfund" evaluation or investigation in connection with the TWE Real Property, and to its knowledge is not the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the TWE Real Property.

                  3.14.2 All material permits, licenses, permissions, and other authorizations relating to the TWE Real Property which are required under applicable Legal Requirements with respect to pollution or protection of the environment have been obtained, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances. TWE is in compliance in all respects with all terms and conditions of such permits, licenses, permissions, and authorizations, and is in material compliance in all respects with all other limitations, restrictions, obligations, schedules, and time-tables of such Legal Requirements or of any other environmental, health, or safety Legal Requirements relating to the TWE Real Property. Except as described on Schedule 3.14, TWE has not received notice of, and has no knowledge of circumstances relating to, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans, including but not limited to the presence, use, generation, manufacture, disposal, release, or threatened release of any Hazardous Substances from the TWE Real Property, which could interfere with or prevent continued compliance with any Legal Requirement, or which are reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance from or attributable to the TWE Real Property.

                  3.14.3 TWE has delivered to Jones copies of all environmental reports and studies that TWE has commissioned with respect to the TWE Real Property, and such copies are true, complete and accurate copies of such reports and studies.

            3.15 Real Property. Schedule 3.15 contains descriptions of all the TWE Real Property, which comprises all real property interests necessary to conduct the business or operations of the TWE System as now conducted. TWE is not aware of any easement or other real property interest, other than those described on Schedule 3.15, that is required, or that has been asserted by a Governmental Authority or a third-party to be required, to conduct the business or operations of the TWE System. TWE has delivered to Jones true and complete copies of all deeds, leases, easements, rights-of-way or other instruments pertaining to the TWE Real Property (including any and all amendments and other modifications of such instruments). TWE has good and marketable fee simple title to all of the fee estates (including the improvements thereon) listed in
Schedule 3.15, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges and other claims and encumbrances of any nature whatsoever, except for Permitted Liens. All TWE Real Property (including the improvements thereon) (A) is in good condition and repair consistent with its present use, (B) is available to TWE for immediate use in the conduct of the business or operations of the TWE System, and (C) complies in all material respects with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction.

            3.16 Non-Infringement. The operation of the TWE System as currently conducted does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, patent, patent right, license, trade secret or franchise, and there is not pending or, to TWE's knowledge, threatened any action with respect to any such infringement or breach.

            3.17 Books and Records. All of the books, records, and accounts of the TWE System are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, and accurately present and reflect in all material respects all of the transactions therein described.

            3.18 TWE Accounts Receivable. Except as described in Schedule 3.18, TWE is the true and lawful owner of the TWE Accounts Receivable and has good and clear title to each TWE Account, free and clear of all Liens, with the absolute right to transfer any interest therein. Each such TWE Account is (i) a valid obligation of the account debtor enforceable in accordance with its terms, and (ii) in all material respects, a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for and accepted by, such account debtor.

            3.19 Bonds. Schedule 3.19 contains an accurate and complete list of all bonds (franchise, construction, fidelity, or performance) of TWE that relate in any way to the ownership or use of the TWE Assets or the operation of the TWE System.

            3.20 Tier Penetration. The number of Basic Subscribers who subscribe to standard, tier or similar services is at least 94.8% of the total number of Basic Subscribers served by the TWE System.

            3.21 Accuracy of Schedules. All Schedules to this Agreement relating to the TWE Assets or the TWE System are accurate and complete in all material respects as of the date of this Agreement.

            3.22 Disclosure. No representation or warranty by TWE, or any statement or certificate furnished by TWE to Jones pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will at Closing contain any untrue statement of a material fact or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

            3.23 Taxpayer Identification Number. TWE's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

      4.    JONES' REPRESENTATIONS.

            Jones represents, warrants, covenants and agrees to and with TWE as follows:

            4.1 Organization and Qualification. Jones is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted. Jones is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of the Jones Assets or the nature of its activities in connection with the Jones Systems makes such qualification necessary, except any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement, or on the ability of Jones to perform its obligations under this Agreement.

            4.2 Authorization. Jones has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated in this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement on the part of Jones have been duly and validly authorized and approved by all necessary action on the part of Jones, including appropriate resolutions of the Board of Directors of Jones. This Agreement has been duly and validly executed and delivered by Jones, and is the valid and binding obligation of Jones, enforceable against Jones in accordance with its terms,

            4.3 System Information. Schedule 4.3 sets forth a materially true and accurate description of the following information as of the dates set forth on such Schedule:

                  4.3.1 the number of miles of activated aerial and underground plant included in the Jones Assets;

                  4.3.2 the minimum number of passings of the Jones Systems and the approximate number of Equivalent Billing Units served by each Jones System;

                  4.3.3 a description of the basic and tier services available from each Jones System, the rates charged by Jones for each, together with the approximate number of subscribers receiving each of the services, and any other charges by Jones for services to subscribers;

                  4.3.4    with respect to each Bulk Subscriber:

                           (i)     the name and address of, and, if applicable,
the number of units in, each such establishment, building, condominium, hotel or motel which is served by each Jones System; and

                           (ii)    a description of the cable television
services delivered to each such establishment, building, condominium, hotel or motel on a bulk basis and the monthly rates charged for each such service; and

                  4.3.5 the channel and megahertz capacity of each Jones System, the stations and channels carried by each Jones System the channel position of each such signal and station, and all frequencies utilized by each Jones System.

            4.4 No Other Operators. Except as described on Schedule 4.4 and other than direct broadcast satellite services, (i) each Jones System is the only multiple channel operator presently serving the communities that it serves, (ii) to the best of Jones' knowledge, no other multiple channel operator is presently contemplated by any person in the communities now served by the Jones Systems, and (iii) no franchises or other authorizations other than the Jones Franchises have been issued with respect to the communities served by the Jones Systems.

            4.5 Title and Condition of Personal Property. Schedule 4.5 contains a complete description of all material items of Jones Personal Property, other than the Jones Excluded Assets. The Jones Personal Property constitutes all personal property necessary to conduct lawfully and properly the business or operations of the Jones Systems as now conducted. Except as described in Schedule 4.5, Jones has good and marketable title to all of the Jones Personal Property, free and clear of all liens, except ad valorem Taxes not yet due and payable. All the Jones Personal Property is in good working order and repair, ordinary wear and tear excepted.

            4.6 Franchises, Licenses, and System Contracts. Schedule 4.6 contains a description of all of the Jones Franchises, Jones licenses and Jones Contracts, except for: (i) subscription agreements with individual residential subscribers for the cable services provided by the Jones Systems in the ordinary course of business which may be cancelled by the Jones Systems without penalty on not more than 30 days notice; (ii) miscellaneous service contracts terminable at will without penalty; (iii) other Jones Contracts not involving either aggregate liabilities under all such Jones Contracts exceeding $25,000 or any material nonmonetary obligation; (iv) programming agreements; and (v) Contracts described on Schedule 2.7 or Schedule 2.7.2. Jones has delivered to TWE true and complete copies of each of the Jones Franchises, Jones Licenses, and written Jones Contracts, including any amendments thereto, other than Jones Contracts described in clauses (i), (ii), (iii) and (iv) above and motor vehicle leases. Except as described on Schedule 4.6: (i) each of the Jones Franchises, Jones

Licenses, and Jones Contracts is valid, in full force and effect, and enforceable in accordance with its terms against the parties thereto other than Jones, and Jones has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than Jones, or any combination thereof) by Jones nor, to the knowledge of Jones, has there occurred any default (without regard to lapse of time, the giving of notice, the election of Jones, or any combination thereof) by any Person other than Jones under any of the Jones Franchises, Jones Licenses, or Jones Contracts; and (iii) neither Jones nor, to the knowledge of Jones, any other Person is in arrears in the performance or satisfaction of its obligations under any of the Jones Franchises, Jones Licenses, or Jones Contracts, and no waiver or indulgence has been granted by any of the parties thereto. Except as described on Schedule 4.6, the Jones Franchises, Jones Licenses, and Jones Contracts are sufficient to permit Jones to operate the Jones Systems lawfully in the manner in which they are currently operated.

            4.7 No Conflicts; Consents. Except as described on Schedule 4.7 or on any other Schedule to this Agreement, the execution, delivery, and performance by Jones of this Agreement does not and will not: (i) violate any provision of any Legal Requirement; (ii) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Jones; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any Jones Contract; (iv) result in the creation or imposition of any Lien against or upon any of the Jones Assets; or (v) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

            4.8 Litigation. Except as described on Schedule 4.8, (i) there is no outstanding Judgment against Jones requiring Jones to take any action of any kind with respect to the Jones Assets or the operation of the Jones Systems, or to which the Jones Systems or the Jones Assets are subject or by which they are bound or affected; and (ii) there is no Litigation pending or, to Jones' knowledge, threatened, against Jones which individually or in the aggregate might result in any materially adverse change in the financial condition or operation of any Jones System or materially and adversely affect the Jones Assets or the ability of Jones to perform its obligations under this Agreement. Except as described on Schedule 4.8, there are no proceedings pending to which Jones is a party or, to Jones' knowledge, threatened, nor have any demands been made by any Governmental Authority, utility, pole lessor, or other party, which seeks or could result in the termination, modification, suspension or limitation of Jones' rights or obligations with respect to the Jones Franchises, Jones Licenses, or material Jones Contracts.

            4.9   Employment Matters.

                  4.9.1 Neither Jones nor any Employee Benefit Plan or to Jones' knowledge, any Multiemployer Plan (as those terms are defined in ERISA) maintained by Jones or to which Jones has or has had the obligation to contribute in respect of any Jones employees that render services in connection with the Jones Systems is in violation of the provisions of ERISA; no reportable event, within the meaning of ERISA, Section 4043 (c)(1), (2), (3),
(5), (6), (7), (10) or (13), has occurred and is continuing with respect to any such Employee Benefit Plan or, to Jones' knowledge, any such Multiemployer Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan or, to Jones' knowledge, any such Multiemployer Plan.

                  4.9.2 Except as described on Schedule 4.9, there are no collective bargaining agreements applicable to any persons employed by Jones that render services in connection with the Jones Systems, and Jones has no duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Persons employed by Jones that render services in connection with the Jones Systems.

                  4.9.3 Schedule 4.9 contains a complete and true list of the names, positions and rates of compensation of all employees of the Jones Systems. With respect to any Persons employed by Jones that render services in connection with the Jones Systems, Jones is in compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Jones Contracts to be withheld from wages or salaries, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  4.9.4 With respect to any Persons employed by Jones that render services in connection with the Jones Systems, (i) Jones has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirements prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) except as described on Schedule 4.9, there are no pending or, to Jones' knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Jones before any Governmental Authority nor, to Jones' knowledge, does any basis therefor exist.

                  4.9.5 There are no existing or, to Jones' knowledge, threatened, labor strikes, disputes, or grievances affecting the Jones Systems or other labor controversies which could reasonably be expected to have a material and adverse effect on the financial condition or operations of the Jones Systems. There are no pending or, to the knowledge of Jones, threatened arbitration proceedings under any Jones Contracts respecting Jones' employees, nor to the knowledge of Jones, does any basis therefor exist.

            4.10 Taxes. Except as described on Schedule 4.10, (i) Jones has duly and timely paid all Taxes with respect to the Jones Systems which have become due and payable by it; (ii) Jones has received no notice of, nor does Jones have any knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority with respect to the Jones Systems; and (iii) other than as may relate to Jones generally, there are no audits pending with respect to the Jones Systems and there are no outstanding agreements or waivers by Jones that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes with respect to the Jones Systems.

            4.11 Financial Statements. Jones has delivered to TWE copies of the following financial statements, which are in accordance with all books, records, and accounts of Jones.

                  4.11.1 Unaudited balance sheets as of the fiscal years ended December 31, 1993 and 1994, or May 31, 1993 and 1994, as the case may be, and unaudited balance sheets as of June 30, 1995 (the "Jones Balance Sheet"), which fairly and accurately present, as of the respective dates thereof, the financial condition, assets, and liabilities of the Jones Systems; and

                  4.11.2 Unaudited statements of operations for the twelve-month periods ended December 31, 1993 and 1994, or May 31, 1993 and 1994, as the case may be, and unaudited statements of operations for the six months ended June 30, 1995. Such statements of operation fairly and accurately present the results of the operations of the Jones Systems for the respective periods indicated. As of the date thereof, Jones was the owner (except for certain leased equipment not material in amount) of all the properties and assets set forth in the Jones Balance Sheet, and there are no material liabilities, accrued, absolute, contingent or otherwise, that are not reflected in the Jones Balance Sheet.

            4.12 No Adverse Change. Except as described on Schedule 4.12, there has been no material adverse change in the Jones Assets or the financial condition or operations of the Jones Systems since June 30, 1995, other than change arising from matters of a general economic nature or matters caused by or arising from legislation, rulemaking or regulation affecting the cable television industry in general, and since June 30, 1995 the Jones Assets and the financial condition and operations of the Jones Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or public force or otherwise.

            4.13  Compliance with Legal Requirements.

                  4.13.1 The operation of the Jones Systems as currently conducted does not violate or infringe in any material respect any Legal Requirements currently in effect or, to the knowledge of Jones, proposed to become effective. Jones has received no notice of any violation by Jones or the Jones Systems of any Legal Requirement applicable to the operation of the Jones Systems as currently conducted, and knows of no basis for the allegation of any such violation.

                  4.13.2 Jones is permitted under all applicable Jones Franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that the Jones makes available to subscribers of the Jones Systems and to utilize all carrier frequencies generated by the operations of the Jones Systems, and is licensed to operate all the facilities required by law to be licensed, including without limitation any business radio and any cable television relay service system being operated as part of the Jones Systems. Other than requests for network nonduplication and syndex protection and as described on Schedule 4.13, no written requests have been received by Jones during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office or any other Person challenging or questioning the right of Jones' operation of the Jones Systems and of any FCC-licensed or registered facility used in conjunction with Jones' operation of the Systems. Except as provided in Schedule 4.13, Jones' operation of the Jones Systems, and of any FCC-licensed or registered facility used in conjunction with Jones' operation of the Jones Systems, is in compliance in all material respects with the FCC's rules and regulations and the provisions of the Communications Act of 1934, as amended. Jones has not violated any laws or any duty or obligation with regard to protecting the privacy rights of any past or present subscribers of the Jones Systems.

                  4.13.3 Jones has conducted all system and microwave performance tests and all CLI related tests required with respect to the Jones Systems. Jones has (i) maintained appropriate log books and other recordkeeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the Jones Systems required to be corrected in connection with Jones' monitoring obligations under the rules and regulations of the FCC, and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the Jones Systems.

                  4.13.4 Jones has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the business and operations of the Jones Systems as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in Section 111 of the Copyright Act. Jones is in compliance in all material respects with the Copyright Act and the rules and regulations of the Copyright Office with respect to the operation of the Jones Systems, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems as to which Jones makes no representation. Jones is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, cancelled, encumbered or adversely affected in any manner.

                  4.13.5 All of the broadcast television signals carried by the Jones Systems are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements.

                  4.13.6 Jones' operation of the Jones Systems has not and does not violate the Cable Act, except for violation(s) which, individually or in the aggregate, reasonably could not be expected to have a material adverse effect on the Jones Systems. Jones has delivered or will deliver promptly after the date hereof to TWE complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Cable Act, the Communications Act or FCC rules or regulations with respect to the operation of the Jones Systems, including, without limitation, FCC Forms 159 (Remittance Advice), 159C, 328, 329, 393, 1200, 1205, 1210 and 1215, copies of Jones'
correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers of the Jones Systems including, without limitation, copies of any complaints filed with the FCC with respect to Jones' rates charged to such subscribers and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act. A request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each franchise included within the Jones Assets expiring within 36 months of the date of this Agreement.

            4.14  Environmental Laws and Regulations.

                  4.14.1 Jones is not the subject of any "Superfund" evaluation or investigation in connection with the Jones Real Property, and to its knowledge is not the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Jones Real Property.

                  4.14.2 All material permits, licenses, permissions, and other authorizations relating to the Jones Real Property which are required under applicable Legal Requirements with respect to pollution or protection of the environment have been obtained, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances. Jones is in compliance in all respects with all terms and conditions of such permits, licenses, permissions, and authorizations, and is in material compliance in all respects with all other limitations, restrictions, obligations, schedules, and time-tables of such Legal Requirements or of any other environmental, health, or safety Legal Requirements relating to the Jones Real Property. Except as described on
Schedule 4.14, Jones has not received notice of, and has no knowledge of circumstances relating to, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans, including but not limited to the presence, use, generation, manufacture, disposal, release, or threatened release of any Hazardous Substances from the Jones Real Property, which could interfere with or prevent continued compliance with any Legal Requirement, or which are reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance from or attributable to the Jones Real Property.

                  4.14.3 Jones has delivered to TWE copies of all environmental reports and studies that Jones has commissioned with respect to the Jones Real Property, and such copies are true, complete and accurate copies of such reports and studies.

            4.15 Real Property. Schedule 4.15 contains descriptions of all the Jones Real Property, which comprises all real property interests necessary to conduct the business or operations of the Jones System as now conducted. Jones is not aware of any easement or other real property interest, other than those described on Schedule 4.15, that is required, or that has been asserted by a Governmental Authority or a third-party to be required, to conduct the business or operations of the Jones Systems. Jones has delivered to TWE true and complete copies of all deeds, leases, easements, rights-of-way or other instruments pertaining to the Jones Real Property (including any and all amendments and other modifications of such instruments). Jones has good and marketable fee simple title to all of the fee estates (including the improvements thereon) listed in Schedule 4.15, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges and other claims and encumbrances of any nature whatsoever, except for Permitted Liens. All Jones Real Property (including the improvements thereon)
(A) is in good condition and repair consistent with its present use, (B) is available to Jones for immediate use in the conduct of the business or operations of the Jones Systems, and (C) complies in all material respects with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction.

            4.16 Non-Infringement. The operation of the Jones Systems as currently conducted does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, patent, patent right, license, trade secret or franchise, and there is not pending or, to Jones' knowledge, threatened any action with respect to any such infringement or breach.

            4.17 Books and Records. All of the books, records, and accounts of the Jones Systems are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, and accurately present and reflect in all material respects all of the transactions therein described.

            4.18 Accounts Receivable. Except as described in Schedule 4.18, Jones is the true and lawful owner of the Jones Accounts Receivable and has good and clear title to each Jones Account, free and clear of all Liens, with the absolute right to transfer any interest therein. Each such Jones Account is
(i) a valid obligation of the account debtor enforceable in accordance with its terms, and (ii) in all material respects, a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for and accepted by, such account debtor.

            4.19 Bonds, Schedule 4.19 contains an accurate and complete list of all bonds (franchise, construction, fidelity, or performance) of Jones which relate in any way to the ownership or use of the Jones Assets or the operation of the Jones Systems.

            4.20 Tier Penetration. The number of Basic Subscribers who subscribe to basic plus or tier services is at least 91% of the total number of Basic Subscribers served by the Jones Systems.

            4.21 Accuracy of Schedules. AU Schedules to this Agreement relating to the Jones Assets or the System Systems are accurate and complete in all material respects as of the date of this Agreement.

            4.22 Disclosure. No representation or warranty by Jones, or any statement or certificate furnished by Jones to TWE pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will at Closing contain any untrue statement of a material fact or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

            4.23 Taxpayer Identification Number. Jones' U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

      5.    COVENANTS.

            5.1 Pre-Closing Obligations. Each of TWE with respect to the TWE System and the TWE Assets and Jones with respect to the Jones Systems and the

Jones Assets covenants and agrees that, from and after the execution and delivery of this Agreement until and including the Closing Date:

                  5.1.1 Access. It shall give the other party and its representatives full access during normal business hours to all of the properties, books, and records relating to its Systems, and furnish the other party with such information concerning its Assets and its Systems as the other party may reasonably request.

                  5.1.2 Conduct of Business. It shall operate its System(s) in the ordinary and usual course and in accordance with past practices, which shall include, without limitation, maintaining appropriate staff and management personnel (consistent with past practices) at its System(s). It shall duly comply in all material respects with all applicable Legal Requirements, perform all of its material obligations under all of its Franchises, Licenses, and System Contracts without default, and maintain the books, records, and accounts relating to its System(s) in the usual, regular, and ordinary manner on a basis consistent with past practices. It shall use reasonable efforts to keep available the services of its employees providing services in connection with its System(s), continue normal marketing, advertising, and promotional expenditures with respect to its System(s), and preserve beneficial business relationships with all customers, suppliers, and others having business or other dealings with its System(s), including Governmental Authorities having jurisdiction over it. It shall maintain its Assets in good condition and repair, ordinary wear excepted, and keep in effect the casualty and liability insurance covering its Assets in force on the date of this Agreement.

                  5.1.3 Negative Covenants. Each of TWE with respect to the TWE System and the TWE Assets and Jones with respect to the Jones Systems and the Jones Assets shall not, except as the other party may otherwise consent in writing, (i) modify, terminate, renew, suspend, or abrogate any of its System Contracts other than in the ordinary course of business, (ii) modify, terminate, renew, suspend, or abrogate any of its Franchises or Licenses, (iii) transfer, convey, or otherwise dispose of any of its Assets (except that it may use inventory and dispose of damaged or defective equipment or material in the normal course of business), (iv) take any action that would result in the creation of a Lien on any of its Assets, (v) engage in any marketing, subscriber installation, or collection practices that are inconsistent with its past practices, or (vi) implement any material increase or decrease in the rates charged for Basic Cable except in the ordinary course or pursuant to a Legal Requirement or Judgment.

                  5.1.4 Consents. It shall use reasonable efforts to obtain as promptly as possible all approvals, authorizations, and Consents relating to its Systems required to consummate the transactions contemplated by this Agreement, including approvals of the FCC, Governmental Authorities, and other Persons to the transfer or assignment by it to the other party of all rights under and pursuant to its Franchises, Licenses, and System Contracts.

                  5.1.5 Employment Matters. Without the other party's prior written consent, it shall make no change in the compensation payable or to become payable by it to any Person employed in connection with the conduct of the business or operations of any of its System(s), except in accordance with past practices. Notwithstanding the foregoing, either party may incent its employees to remain employees of its System(s) through the Closing Date without violating this paragraph; provided, however, that the other party shall have no obligation to make or continue any incentives or similar payments after the Closing Date.

            5.2 Financial Statements. TWE and Jones shall promptly deliver to the other party true and complete copies of all of its monthly operating reports and any reports with respect to the operation of its System(s) prepared by or for it at any time from the date of this Agreement until Closing.

            5.3 Title Matters. No later than 45 days after the date hereof, each of TWE and Jones shall obtain and furnish to the other party, at the obtaining party's cost, title insurance commitments (the "Title Commitments") issued by a nationally recognized title insurer showing the status of record title to each fee parcel of its Real Property and agreeing to insure marketable title in fee simple to each such parcel, at its cost, subject only to (i) zoning restrictions, prohibitions, and other requirements imposed by any Governmental Authority having jurisdiction over its Real Property; (ii) public utility easements of record; (iii) liens for taxes not yet due and payable; and
(iv) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business that do not materially interfere with the ordinary use of the property (collectively, the "Permitted Liens"). If TWE or Jones shall notify the other within 20 days of its receipt of the Title Commitments of any Lien or other matter (other than Permitted Liens) affecting title to the Real Property of the other that, in the determination of TWE or Jones, as applicable, renders title uninsurable or unmerchantable, or that could adversely affect the use of any parcel of the Real Property of the other for the purpose for which it is currently used by it (each, a "Title Defect"), the other shall exercise its best efforts to remove or, with the consent of the other party, cause the title company to commit to insure over, each Title Defect prior to Closing.

            5.4 Estoppel Certificates Regarding Leases. Each party shall use its reasonable efforts to provide to the other, at or prior to Closing, a certificate, reasonably satisfactory to the other, of the lessor of each Real Property lease to the effect that such lease is valid, in full force and effect and not in default, and has been approved, if necessary, for transfer to the other (collectively, the "Estoppel Certificates").

            5.5 Employees. Each of TWE and Jones shall comply with the provisions of the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C., Section 2101, et seq., as it relates to the transactions contemplated hereby, and shall indemnify and hold harmless the other party from and against all Losses arising with respect thereto. Each of TWE and Jones acknowledges that Jones or TWE, as applicable, may, but shall have no obligation to, hire any of the other's employees that render services in connection with the operation of its System(s) ("Hired Employees"), provided, however, that the other shall give TWE or Jones, as applicable, notice at least 60 days prior to the Closing Date of the name of any employees of the TWE or Jones Systems, as applicable, to whom the other party does not plan to offer employment on and after the Closing Date (a "Non-Hired Employee"). Each of TWE and Jones shall remain solely responsible for, and shall indemnify and hold harmless the other party from and against all Losses arising with respect to, all salaries and all severance, vacation, sick, holiday, and other benefits to which employees of TWE or Jones, as applicable, may be entitled, as a result of consummation of the transactions contemplated hereby or otherwise. Notwithstanding the foregoing sentence, each Hired Employee shall be given credit for, and allowed to take as vacation days, the number of vacation days accrued but not used by such Hired Employee during employment with the non-hiring party as of the Closing Date, up to the maximum number of vacation days that such Hired Employee would have accrued under the applicable vacation policy of the hiring party had the hiring party owned the System during the same period of employment. If a Hired Employee carries over a number of accrued vacation days exceeding the maximum number of vacation days permitted under the hiring party's vacation leave policy for that same period, the hiring party shall have no obligation to permit such Hired Employee to take such excess vacation days, but, if it does not, shall pay such Hired Employee for such excess vacation days an amount equal to the amount of the adjustment effected pursuant to Section 2.83 corresponding to such excess vacation days. In no event shall the liability assumed by the hiring party as of Closing under this paragraph exceed the amount by which an adjustment for accrued vacation pay is made in favor of the hiring party under Section 2.8.3.

            5.6   Cooperation in the Obtaining of Consents.

                  5.6.1 Each party shall fully cooperate with the other, do all things reasonably necessary to assist the other, and use its commercially reasonable efforts at its own expense to obtain all Consents, reasonably satisfactory in form and substance to the other, necessary for the transfer of or assignment to the appropriate party of its Franchises, Leases and System Contracts, including the furnishing of all financial and other information reasonably required by the party whose Consent is being sought.

                  5.6.2 Subsequent to Closing, each of TWE and Jones, shall continue to use its commercially reasonable efforts at its own expense to obtain writing as promptly as possible any Consent required to be obtained by it that was not obtained on or before Closing, and deliver copies of such, reasonably satisfactory in form and substance, to the other. The obligations set forth in this subsection shall survive Closing and shall not be merged in the consummation of the transactions contemplated hereby.

                  5.6.3 From Closing until each Consent is obtained, TWE or Jones, as applicable, shall act as the agent for the other, and shall preserve the benefit of and enforce the System Contract, Lease or other right to which such Consent pertains to the fullest extent permissible under the applicable System Contract, Lease or other right. Upon request by the other party, at Closing, TWE and Jones shall enter into an agency agreement in a form mutually satisfactory to each party specifying the terms of such agency.

            5.7 HSR Act Compliance. Within 30 days after the date of this Agreement, TWE and Jones shall, if required, prepare and file proper premerger notification forms and affidavits in compliance with the HSR Act. TWE and Jones shall each pay one-half of all fees payable to Governmental Authorities in connection with such filings. If following the filing of such forms any Governmental Authority shall challenge the transactions contemplated hereby, or request additional filings or information, TWE and Jones shall take preliminary steps to attempt to ascertain the nature of the challenge and the likelihood that the Governmental Authority will permit the transactions contemplated hereby to proceed notwithstanding the challenge. After taking such preliminary steps, neither TWE nor Jones shall have any obligation to contest such challenge or make or provide any such filing or information, and each shall be entitled, at its option, to withdraw its filing and terminate this Agreement.

            5.8 Leased Vehicles. Each party shall pay the remaining balances on any leases for vehicles included in its Personal Property, and deliver title to such vehicles free and clear of all Liens to the other party at Closing.

            5.9 Transitional Billing Services. TWE and Jones shall each provide to the other, upon written request and at the cost of the other, subscriber billing services ("Transitional Billing Services") in connection with the System(s) acquired by the other for a period of up to 90 days following Closing to allow for conversion of existing billing arrangements. Each party shall notify the other in writing at least 30 days prior to Closing as to whether it desires the other to provide Transitional Billing Services. Each party shall cooperate with all reasonable requests by the other in connection with the first billing cycle following Closing.

            5.10 Use of Names and Logos. For a period of 60 days after Closing, TWE and Jones shall each be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of the other to the extent incorporated in or on the Assets transferred to it at Closing, provided that each shall exercise efforts to remove all such names, marks, logos, and similar proprietary rights of the other from the Assets as soon as reasonably practicable following Closing.

            5.11 Bulk Sales. TWE and Jones each waives compliance by the other with legal Requirements relating to bulk sales applicable to the transactions contemplated hereby.

            5.12 Supplements to Schedules. Each of TWE and Jones shall, from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more Schedules to this Agreement. For purposes of determining the satisfaction of any of the conditions to the obligations of TWE and Jones in Sections 6.1 and 6.2 and the liability of TWE or Jones following Closing for breaches of its respective representations or warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only the information contained therein on the date of this Agreement or added to the Schedules by written amendments or supplements to this Agreement delivered prior to Closing by the party making such amendment and accepted in writing by the other party.

            5.13 Transfer Taxes. All sales, use, transfer, and similar taxes or assessments, including but not limited to transfer fees and similar assessments for Franchises, Licenses and System Contracts, arising from or payable by reason of the conveyance of the TWE Assets or the TWCS Assets shall be paid by TWE and those arising from or payable by reason of the conveyance of the Jones Assets shall be paid by Jones.

            5.14 Construction of Savannah Headend Building. Until the Closing Date, TWE shall use reasonable good faith efforts to conduct planning, designing, budgeting, bidding, permitting and other preconstruction activities and construction activities in substantial conformance with its construction schedule dated August 17, 1995 (a copy of which has been furnished to Jones) for the construction of the building to be located on Lot 5, Phase I, Savannah Park of Commerce which is to be used to house the Savannah headend (the "Savannah Headend Building"). TWE shall be responsible for paying all budgeted preconstruction or construction costs due and payable through the Closing Date; provided that TWE shall not be obligated to undertake preconstruction or construction activities during 1995 for which it would incur costs in excess of the costs which TWE has budgeted for 1995 ($46,500), and provided further that TWE shall be entitled to an adjustment in its favor under Section 2.8 equal to the amount, if any, by which the preconstruction and construction costs incurred and paid by TWE through the Closing Date exceed $250,000. Jones shall assume all obligations and liabilities for any Savannah Headend Building construction activities to be performed on and after the Closing Date.

            5.15 Primestar Distribution Agreement. Within 30 days of the date hereof, Jones and TWE shall commence negotiations concerning the possible entry by Jones and TWE into an agreement pursuant to which Jones would acquire a nonexclusive right to distribute Primestar Partners, L.P. programming in and around the areas served by the TWE System.

            5.16 Distant Signals. For a period ending 30 days after the date hereof, each of the parties shall have the right to identify any material copyright liabilities which could arise out of the carriage of distant signals after the Closing Date (a "Copyright Liability"). Upon receipt of notice from a party of a Copyright Liability, the other party shall take such steps as may be reasonably necessary to eliminate such Copyright Liability prior to December 31, 1995.

      6.    CONDITIONS PRECEDENT.

            6.1 Conditions Precedent to TWE's Obligations. The obligations of TWE under this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived by
TWE:

                  6.1.1 Accuracy of Representations; Performance of Agreements; and Officer's Certificate. All of the representations and warranties of Jones contained in this Agreement or any Transaction Document shall be true and correct in all material respects at and as of the Closing Date, and Jones shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to Closing. Jones shall have furnished TWE with an executed certificate of its President or any Vice President, dated as of Closing, certifying to the fulfillment of the foregoing conditions.

                  6.1.2 Consents and Estoppel Certificates. Jones shall have obtained and delivered to TWE each of the Consents designated on Schedule
4.7 as material, with no adverse conditions imposed by such Consent, and each of the Estoppel Certificates.

                  6.13 Title Defects. There shall exist no Title Defects with respect to the Jones Real Property that shall not have been cured or removed or which the title company shall not have, with the consent of TWE, committed to insure over.

                  6.1.4 No Litigation. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, that (i) enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, or (ii) requires separation or divestiture by TWE of all or any significant portion of the Jones Assets after Closing, and there shall be no litigation pending or threatened that seeks, or which if successful would have the effect of, any of the foregoing.

                  6.1.5 HSR Act Compliance. All waiting periods under the HSR Act applicable to this Agreement or the transactions contemplated hereby shall have expired or been terminated.

                  6.1.6 Deliveries. Jones shall have made or stand willing to and able to make all of the deliveries to TWE set forth in Section 7.2.

                  6.1.7 No Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been (i) no material adverse change in any of the Jones Systems or their financial condition, taken as a whole, other than any change arising out of matters of a general economic nature or matters (including, without limitation, competition caused by or arising from multichannel multipoint distribution service and/or direct broadcast satellite, and legislation, rulemaking or regulation) affecting the cable television industry (national or regional) generally, and (ii) no material loss, damage, impairment, confiscation or condemnation of any of the Jones Assets that has not been repaired or replaced.

                  6.1.8 Legal Matters. All actions, proceedings, instruments documents required to carry out this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by TWE's counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it reasonably shall have requested.

                  6.1.9 Minimum Equivalent Billing Units. The number of Equivalent Billing Units served by the Jones Systems shall not be less than 72,125 as of the Closing Date.

            6.2 Conditions Precedent To Jones' Obligations. The obligations of Jones under this Agreement shall be subject to the fulfillment on or prior to Closing of each of the following conditions, which may be waived by Jones:

                  6.2.1 Accuracy of Representations; Performance of Agreements; and Officer's Certificate. All of the representations and warranties of TWE contained in this Agreement or any Transaction Document shall be true and correct in all material respects at and as of the Closing Date, and TWE shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to Closing. TWE shall have furnished Jones with an executed certificate of the President or any Vice President of its general partner, dated as of Closing, certifying to the fulfillment of the foregoing conditions.

                  6.2.2 Consents and Estoppel Certificates. TWE shall have obtained and delivered to Jones each of the Consents designated on Schedule 3.7 as material, with no adverse conditions imposed by such Consent, and each of the Estoppel Certificates.

                  6.2.3 Title Defects. There shall exist no Title Defects with respect to the TWE Real Property that shall not have been cured or removed or which the title company shall not have, with the consent of Jones, committed to insure over.

                  6.2.4 No Litigation. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, that (i) enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, or (ii) requires separation or divestiture by Jones of all or any significant portion of the TWE Assets after Closing, and there shall be no Litigation pending or threatened that seeks, or which if successful would have the effect of, any of the foregoing.

                  6.2.5 HSR Act Compliance. All waiting periods under the HSR Act applicable to this Agreement or the transactions contemplated hereby shall have expired or been terminated.

                  6.2.6 Deliveries. TWE shall have made or stand willing to and able to make all of the deliveries to Jones set forth in Section 7.3.

                  6.2.7 No Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been (i) no material adverse change in any of the TWE System or their financial condition, taken as a whole, other than any change arising out of matters of a general economic nature or matters (including, without limitation, competition caused by or arising from multichannel multipoint distribution service and/or direct broadcast satellite, and legislation, rulemaking or regulation) affecting the cable television industry (national or regional) generally, and (ii) no material loss, damage, impairment, confiscation or condemnation of any of the TWE Assets that has not been repaired or replaced.

                  6.2.8 Legal Matters. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by Jones' counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it reasonably shall have requested.

                  6.2.9 Minimum Equivilent Billing Units. Ile number of Equivalent Billing Units served by the TWE System shall not be less than 59,557 as of the Closing Date.

                  6.2.10 Savannah Headend Bulding. If Closing is to occur on or before January 31, 1996, then TWE shall have received all necessary permits for the construction of the Savannah Headend Building and the following construction activities shall have taken place: completion of the building layout, completion of all grading and site work (including for any necessary access to the site), substantial completion of the foundation, and commencement of the installation of utilities. If Closing is to occur after January 31, 1996, then either (i) a Certificate of Occupancy shall have been issued for the Savannah Headend Building on or before July 1, 1996, or (ii) TWE shall have obtained an extension of the term of that certain Lease dated July 23, 1976 between Forest City Gun Club and American Cablevision of Carolina, Inc., d/b/a Savannah T.V. Cable Company (the "Headend Lease") such that the Headend Lease will expire no earlier than 30 days after a Certificate of Occupancy has been issued for the Savannah Headend Building, or (iii) Jones shall be satisfied, in the exercise of its reasonable judgment based on all available information, that a Certificate of Occupancy will be issued on or before July 1, 1996, or at least 30 days before the expiration of the Headend Lease (if extended), whichever date is later.

      7.    CLOSING*

            7.1 Time and Place. Closing shall be held by mail or in the offices of Jones Intercable, Inc., 9697 East Mineral Avenue, Englewood, Colorado, 80112, on the last calendar day of the month in which occurs the first business day after all conditions set forth in Sections 6.1 and 6,2 have been satisfied or waived, or on such other date as TWE and Jones may mutually agree, but in no event shall Closing be held later than September 30, 1996 (the "Outside Closing Date").

            7.2 Jones' Deliveries. At Closing, Jones shall deliver or cause to be delivered to TWE the following:

                  7.2.1 Bill of Sale. An executed Bill of Sale and Assignment in the form attached hereto as Exhibit A;

                  7.2.2 TWCS Bill of Sale, Assignment and Assumption Agreement. An executed counterpart of a Bill of Sale, Assignment and Assumption Agreement from TWCS (the "TWCS Bill of Sale") with respect to the TWCS Assets in the form attached hereto as Exhibit B;

                  7.2.3 Vehicle Titles. Title certificates to all vehicles included among the Jones Assets, endorsed for transfer of title to TWE, and separate bills of sale therefor if required by the laws of the states in which such vehicles are titled;

            7.2.4 Deeds. Executed General Warranty Deeds conveying to TWE, subject only to the Permitted Liens reflected on the Title Commitments, each fee parcel of the Jones Real Property;

                  7.2.5 Title Commitments. Updated Title Commitments, to the extent required to remove or insure over any Title Defects reflected on previously delivered Title Commitments;

                  7.2.6 FIRPTA Affidavit. A FIRPTA Non-Foreign Seller Affidavit certifying that Jones is not a foreign person within the meaning of
Section 1445 of the Code, reasonably satisfactory in form and substance to TWE;

                  7.2.7     Officer's Certificate. The certificate described in
Section 6.1.1;

                  7.2.8 Consents and Estoppel Certificates. The original of each Consent, to the extent designated material on Schedule 4.7, and the original (to the extent such original is reasonably available, and if not so available, a copy) of each Estoppel Certificate;

                  7.2.9 Jones Franchises, Jones Licenses, Jones Contracts, and Business Records. To the extent not previously delivered, copies of all Jones Franchises, Jones Licenses, Jones Contracts, customer and subscriber lists, blueprints, schedules, drawings, plans, projections, engineering records, and all files and records used by Jones in connection with its operation of the Jones Systems;

                  7.2.10 Opinions of Counsel. Opinions of Elizabeth M. Steele, Jones' counsel, and Dow Lohnes & Albertson Jones' special communications counsel, addressed to TWE and dated as of the Closing Date, substantially in the forms attached hereto as Exhibit C-1 and Exhibit C-2, respectively;

                  7.2.11 Jones Assumption Agreement. An executed counterpart of an Assumption Agreement from Jones, substantially in the form attached hereto as Exhibit D (the "Jones Assumption Agreement");

                  7.2.12 TWE Assumption Agreement. An executed counterpart of an Assumption Agreement from TWE, substantially in the form attached hereto as Exhibit E (the "TWE Assumption Agreement"); and

                  7.2.13 Other Documents. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated by this Agreement.

            7.3 TWE's Deliveries. At Closing, TWE shall deliver or cause to be delivered to Jones the following:

                  7.3.1     Cash Purchase Price.

                   7.3.2 Bill of Sale. An executed Bill of Sale and Assignment in the form attached hereto as Exhibit F;

                   7.3.3 TWCS Bill of Sale, Assignment and Assumption Agreement. A counterpart of the TWCS Bill of Sale executed by TWCS;

                   7.3.4 Vehicle Titles. Title certificates to all vehicles included among the TWE Assets, endorsed for transfer of title to Jones, and separate bills of sale therefor if required by the laws of the states in which such vehicles are titled;

                   7.3.5 General Warranty Deeds. Executed General Warranty Deeds conveying to Jones, subject only to the Permitted Liens reflected on the Title Commitments, each fee parcel of the TWE Real Property;

                   7.3.6 Title Commitments. Updated Title Commitments, to the extent required to remove or insure over any Title Defects reflected on previously delivered Title Commitments;

                   7.3.7 FIRPTA Affidavit. A FIRPTA Non-Foreign Seller Affidavit certifying that TWE is not a foreign person within the meaning of
Section 1445 of the Code, reasonably satisfactory in form and substance to Jones;

                   7.3.8 Officer's Certificate. The certificate described in Section 6.2.1;

                   7.3.9 Consents and Estoppel Certificates. The original of each Consent, to the extent designated material on Schedule 3.7, and the original (to the extent such original is reasonably available, and if not so available, a copy) of each Estoppel Certificate;

                   7.3.10 TWE Franchises, TWE Licenses, TWE Contracts, and Business Records. To the extent not previously delivered, copies of all TWE Franchises, TWE Licenses, TWE Contracts, customer and subscriber lists, blueprints, schedules, drawings, plans, projections, engineering records, and all files and records used by TWE in connection with its operation of the TWE System;

                   7.3.11 Opinions of Counsel. Opinions of Linda Weiler, Esq., counsel to TWE, and Bryan Cave, TWE's special communications counsel, addressed to Jones and dated as of the Closing Date, substantially in the forms attached hereto as Exhibit G-1 and Exhibit G-2, respectively;

                   7.3.12 Jones Assumption Agreement. An executed counterpart of the Jones Assumption Agreement;

                   7.3.13 TWE Assumption Agreement. An executed counterpart of the TWE Assumption Agreement; and

                   7.3.14 Other Documents. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated by this Agreement.

      8.    TERMINATION.

            8.1 Termination Events. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned:

                   8.1.1 at any time, by the mutual agreement of TWE and Jones;

                   8.1.2 by either TWE or Jones, at any time, if the other is in material breach or default of its respective covenants, agreements, or other obligations in this Agreement, or if any of its representations in this Agreement or any Transaction Document are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate;

                   8.1.3 by either TWE or Jones, upon written notice to the other, if any of the conditions to its obligations set forth in Sections 6.1 and 6.2, respectively, shall not have been satisfied on or before the Outside Closing Date for any reason other than a material breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects; or


                   8.1.4     as otherwise provided in this Agreement.

            8.2    Effect of Termination.

                   8.2.1 Without limiting any other provision of this Section, if the transactions contemplated by this Agreement is terminated and abandoned as provided herein: (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses or damages except as expressly specified herein; (ii) each party shall redeliver all documents, work papers and other materials of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (iii) all confidential information received by either party hereto shall be treated in accordance with Section 10.1 hereof; and (iv) neither party hereto shall have any liability or further obligation to the other party to this Agreement except (A) as stated in subparagraphs (ii) and (iii) of this
Section 8.2.1, and (B) to the extent applicable, as set forth in Section 8.2.2 below.

                   8.2.2 If both (i) this Agreement is terminated by one party pursuant to Section 8.1.2 for any reason and (ii) the other party shall be in breach in a material respect of any of its representations and warranties made herein or its covenants or agreements made herein, then the terminating party shall have as its sole and exclusive remedy the right to seek monetary damages from the other party.

      9.    SURVIVAL OF REPRESENTATIONS AND INDEMNITY.

            9.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements contained in this Agreement and in any Transaction Document shall be deemed continuing representations, warranties, covenants and agreements and shall survive the Closing Date as specified herein. The representations, warranties, covenants and agreements contained in this Agreement and in any Transaction Document shall survive for a period ending on the date which is 12 months after the Closing Date, except for representations and warranties set forth in Sections
3.1 (Organization and Qualification of TWE), 3.2 (Authorization of TWE), 4.1 (Organization and Qualification of Jones) and 4.2 (Authorization of Jones), which shall survive indefinitely, the representations and warranties set forth in Sections 3.3 (TWE System Information) and 4.3 (Jones System Information), which shall survive for a period ending on a date which is 60 days after the Closing Date, and the representations and warranties set forth in Sections 3.9 (TWE Employment Matters), 3.10 (TWE Taxes), 3.13 (TWE Compliance with Legal Requirements), 3.14 (TWE Environmental Laws and Regulations), 4.9 (Jones Employment Matters), 4.10 (Jones Taxes), 4.13 (Jones Compliance with Legal Requirements) and 4.14 (Jones Environmental Laws and Regulations), which shall survive for the period of the applicable statute of limitations. If Closing occurs, neither party shall have liability to the other (for indemnification or otherwise) with respect to any representation or warranty or any covenant, agreement or obligation to the extent required to be performed prior to the Closing Date, unless on or prior to the end of the applicable survival period such party is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known to the claiming party.

            9.2 TWE's Indemnity. Notwithstanding Closing, and regardless of any investigation made at any time by or on behalf of Jones or any information Jones may have, TWE shall indemnify and hold Jones, their respective affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, harmless from and against any Losses arising out of or resulting from:

                   9.2.1 all actual or purported liabilities and obligations of TWE, and all claims and demands made in respect thereof whether or not known or asserted at or prior to Closing (except the Jones Assumed liabilities), relating to the TWE System;

                   9.2.2 the operation of the TWE System prior to the Adjustment Time;

                   9.2.3 any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of TWE under this Agreement or any Transaction Document; and

                   9.2.4 any liabilities relating to any Non-Hired Employee asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter arising out of actions occurring prior to Closing.

                   If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, a lien, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Jones or any other indemnitee under this Section, in addition to any indemnity obligation of TWE under this Section, TWE shall furnish a bond sufficient to obtain the prompt release thereof within five days from receipt of notice relating thereto.

            9.3 Jones' Indemnity. Notwithstanding Closing, and regardless of any investigation made at any time by or on behalf of TWE or any information TWE may have, Jones shall indemnify and hold TWE, its affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, from and against any Losses arising out of or resulting from:

                   9.3.1 all actual or purported liabilities and obligations of Jones, and all claims and demands made in respect thereof whether or not known or asserted at or prior to Closing (except the TWE Assumed Liabilities), relating to the Jones Systems;

                   9.3.2 the operation of the Jones Systems prior to the Adjustment Time;

                   9.3.3 any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Jones under this Agreement or any Transaction Document; and

                   9.3.4 any liabilities relating to any Non-Hired Employee asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter arising out of actions occurring prior to Closing.

                   If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, a Lien, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by TWE or any other indemnitee under this Section, in addition to any indemnity obligation of Jones under this Section, Jones shall furnish a bond sufficient to obtain the prompt release thereof within five days from receipt of notice relating thereto.

            9.4 Procedure for Indemnified Third Party Claim. Promptly after receipt by a party entitled to indemnification under this Agreement (the "Indemnitee") of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Sections 9.2 and 9.3, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder. In case any Litigation shall be brought against any Indemnitee, the Indemnitor shall be entitled to participate in such Litigation and, at the request of the Indemnitee, shall assume the defense thereof with counsel satisfactory to the Indemnitee, at the Indemnitor's sole expense. If the Indemnitor shall assume the defense of any Litigation, it shall not settle the Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such Litigation.

            9.5 Limitation on Indemnification. Notwithstanding any other provision contained in this Article 9, neither party shall make a claim for indemnification hereunder until the earlier of (i) 30 days prior to the end of the applicable survival period or (ii) the date on which such party's indemnification claims equal or exceed $75,000 (the "Initial Indemnification Claim Date"). On and after the Initial Indemnification Claim Date, a party may make a claim for indemnification with respect to all claims then outstanding or thereafter arising.

            9.6    Determination of Indemnification Amounts and Related
Matters.

                   9.6.1 Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under this Section 9 shall be payable by the Indemnitor as incurred by the Indemnitee.

                   9.6.2 In calculating amounts payable to an Indemnitee under this Agreement, the amount of the indemnified Losses shall be "grossed-up" by the amount of any increase in the Indemnitee's liability for Taxes resulting from indemnification by the Indemnitor under this Agreement.

      10.   CONFIDENTIALITY AND PRESS RELEASES.

            10.1 Confidentiality. Each party shall hold in strict confidence all documents and information concerning the other and its business and properties (except that either party may disclose such documents and information to any Governmental Authority reviewing the transactions contemplated hereby or as required in either party's judgment pursuant to any Legal Requirement), and if the transactions contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in whatever form) and copies thereof shall immediately thereafter be destroyed, or returned to the party originally furnishing the same.

            10.2 Press Releases. No press release or public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either TWE or Jones prior to Closing without the consent of the other, and TWE and Jones shall each furnish to the other advance copies of any release that it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which TWE or Jones, as the case may be, proposes to make such press release. This provision shall not, however, be construed to prohibit any party from making any disclosures to any Governmental Authority which it is required to make under any Legal Requirement, or from filing this Agreement with, or disclosing the terms of this Agreement to, any governmentally regulated institutional lender to such party.

      11.   BROKERAGE FEES.

            Each of TWE and Jones represents and warrants to the other that it has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which the other party will have any liability, except that Jones has retained Jones Financial Group, Ltd. (the "Group") as its sole broker and finder in connection with this Agreement and the transactions contemplated hereby, and Jones has agreed to pay the entire commission of the Group. TWE shall have no liability or responsibility for the commissions payable to the Group. TWE shall indemnify and hold Jones harmless against and in respect of any breach by it of the provisions of this Section, and Jones shall indemnify and hold TWE harmless against and in respect of any breach by it of the provisions of this Section.

      12.   CASUALTY LOSSES.

            The risk of any loss or damage to the TWE Assets or the Jones Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by TWE or Jones, respectively, at all times prior to the Adjustment Time. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent within 30 days from the occurrence of the event resulting in such loss or damage resumption of normal operations of any material portion of the Systems or replacement or restoration of the lost or damaged Assets, TWE or Jones, as appropriate, shall immediately notify the other in writing of its inability to resume normal operations or to replace or restore the lost or damaged Assets, and the other, at any time within 10 days after receipt of such notice, may elect by written notice to the notifying party to either (i) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement, or (ii) terminate this Agreement. If the other elects to terminate this Agreement, both parties shall stand fully released and discharged of any and all obligations hereunder. If the other shall elect to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage shall be delivered by the notifying party to the other, or the rights thereto shall be assigned by the notifying party to the other if not yet paid over to the notifying party, and the notifying party shall pay to the other an amount equal to the difference between the amount of such insurance costs and the full replacement cost of the damaged or lost Assets.

      13.   MISCELLANEOUS.

            13.1 Further Assurances. From time to time after Closing, each of TWE and Jones shall, if requested by the other, make, execute and deliver to the other such additional assignments, bills of sale, deeds and other instruments of transfer, as may be necessary or proper to transfer to the other all of its right, title, and interest in and to its Assets. Such efforts and assistance shall be without cost to the requesting party.

            13.2 Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered by hand, (iii) sent by facsimile transmission, or (iv) delivered by courier, to the following addresses, or at such other address as a party may designate by notice given in accordance with this Section:

            If to Jones:           Jones Intercable, Inc.
                                   9697 East Mineral Avenue
                                   P.O. Box 3309
                                   Englewood, Colorado 80155-3309
                                   Attention:  President
                                   Facsimile:  303-799-4675

            With a copy to:        Jones Intercable, Inc.
                                   9697 East Mineral Avenue
                                   P.O. Box 3309
                                   Englewood, Colorado 80155-3309
                                   Attention:  General Counsel
                                   Facsimile:  303-799-1644

            If to TWE:             Time Warner Entertainment Company, L.P.
                                   300 First Stamford Place
                                   Stamford, Connecticut 06902-6732
                                   Attention:  Jeffrey D. Elberson
                                   Facsimile:  203-328-4828

            With copies to:        Holland & Hart
                                   555 Seventeenth Street, Suite 2900
                                   P.O. Box 8749
                                   Denver, Colorado 80202
                                   Attention:  Davis 0. O'Connor, Esq.
                                   Facsimile:  303-295-8261

      Notices delivered personally or by courier shall be effective upon delivery to the intended recipient. Notices transmitted by facsimile transmission shall be effective when confirmation of transmission is received. Notices delivered by registered or certified mail shall be effective on the delivery date set forth on the receipt of registered or certified mail, or three days after deposit in the mail, whichever is earlier.

            13.3 Assignment; Binding Effect. Neither party may assign this Agreement or any interest herein without the prior written consent of the other party; provided that either TWE or Jones may assign this Agreement and its respective rights and duties hereunder to any other Person controlling, controlled by or under common control with TWE or Jones, respectively, without the consent of the other party. For purposes of this paragraph, a change in control of TWE or Jones shall not constitute an assignment of this Agreement or any of the rights and duties hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            13.4 Expenses. Each party shall bear its own expenses and the fees and expenses of its legal counsel, accountants, and other experts incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

            13.5 Collection of Accounts. From and after the Closing Date, each of TWE and Jones, as applicable, shall have the right and authority, at its expense, to collect for its account all items to which it is entitled as provided in this Agreement and to endorse with the name of the other any checks or drafts received on account of any such items.

            13.6 Entire Agreement; Amendments; and Waivers. This Agreement merges all previous negotiations between the parties hereto and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power, or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power, or privilege shall preclude the further or full exercise thereof.

            13.7 Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all of the signatures on such counterparts appeared on one document. All executed counterparts shall together constitute one and the same agreement.

            13.8 Severability. If any Provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            13.9 Schedules and Exhibits; Headings. All references herein to Schedules and Exhibits are to the Schedules and Exhibits attached hereto, which shall be incorporated in and constitute a part of this Agreement by such reference. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

            13.10 Governing Law. The validity, performance, and enforcement of this Agreement and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such State.

            13.11 Third Parties; Joint Ventures. This Agreement constitutes an agreement solely among the parties hereto, and except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of either of TWE or Jones) other than the parties hereto and their respective successors, or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

            13.12 Construction. This Agreement has been negotiated by TWE and Jones and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

            13.13 Attorneys' Fees. Notwithstanding any other provision of this Agreement, the prevailing party in any Litigation between TWE and Jones with respect to this Agreement or the transactions contemplated hereby shall be entitled to recover from the nonprevailing party its reasonable attorneys' fees and costs of the Litigation.

            13.14 Commercially Reasonable Efforts. As used in this Agreement, the phrase "commercially reasonable efforts" shall not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing and processing fees, if any.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Asset Exchange Agreement as of the date first written above.

                                        JONES INTERCABLE, INC.

                                        By:    /s/ JAMES B. O'BRIEN
                                        Name:  James B. O'Brien
                                        Title: President


                                        TIME WARNER ENTERTAINMENT
                                        COMPANY, L.P., through its division,
                                        TIME WARNER CABLE VENTURES

                                        By:    /s/ JEFFREY D. ELBERSON
                                        Name:  Jeffrey D. Elberson
                                        Title: Vice President

                        INDEX OF EXHIBITS AND SCHEDULES
                                       TO
                        ASSET EXCHANGE AGREEMENT BETWEEN
                           JONES INTERCABLE, INC. AND
                    TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES



EXHIBITS                                                               TAB NO.
--------                                                               -------
Exhibit  A         Form of Bill of Sale and Assignment from Jones
Exhibit  B         Form of TWCS Bill of Sale, Assignment and Assumption
                   Agreement
Exhibit  C-1       Form of Jones' Counsel Opinion
Exhibit  C-2       Form of Jones' FCC Counsel Opinion
Exhibit  D         Form of Jones Assumption Agreement
Exhibit  E         Form of TWE Assumption Agreement
Exhibit  F         Form of Bill of Sale and Assignment from TWE
Exhibit  G-1       Form of TWE's Counsel Opinion
Exhibit  G-2       Form of TWE's FCC Counsel Opinion

Schedules
---------

Schedule A         Communities Served by the Jones Systems
Schedule B         Communities Served by the TWE System
Schedule 2.3       TWCS Assets
Schedule 2.6       TWE Excluded Assets
Schedule 2.6.2     TWE Broadcast Contracts
Schedule 2.7       Jones Excluded Assets
Schedule 2.7.2     Jones Broadcast Contracts
Schedule 3.3       TWE System Information
Schedule 3.4       TWE Competitive Activities
Schedule 3.5       TWE Personal Property
Schedule 3.6       TWE Franchises, TWE Licenses and TWE Contracts
Schedule 3.7       TWE Conflicts; Consents
Schedule 3.8       TWE Litigation
Schedule 3.9       TWE Employment Matters
Schedule 3.10      TWE Taxes
Schedule 3.12      TWE Material Adverse Changes
Schedule 3.13      TWE Compliance with Legal Requirements
Schedule 3.14      TWE Environmental
Schedule 3.15      TWE Real Property

Schedule  3.18     TWE Accounts Receivable
Schedule  3.19     TWE Surety Bonds
Schedule  4.3      Jones System Information
Schedule  4.4      Jones Competitive Activities
Schedule  4.5      Jones Personal Property
Schedule  4.6      Jones Franchises, Jones Licenses and Jones Contracts
Schedule  4.7      Jones Conflicts; Consents
Schedule  4.8      Jones Litigation
Schedule  4.9      Jones Employment Matters
Schedule  4.10     Jones Taxes
Schedule  4.12     Jones Material Adverse Changes
Schedule  4.13     Jones Compliance with Legal Requirements
Schedule  4.14     Jones Environmental
Schedule  4.15     Jones Real Property
Schedule  4.18     Jones Accounts Receivable
Schedule  4.19     Jones Surety Bonds

                                   EXHIBIT A
                      TO ASSET EXCHANGE AGREEMENT BETWEEN
                           JONES INTERCABLE, INC. AND
                    TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

                 FORM OF BILL OF SALE AND ASSIGNMENT FROM JONES

         THIS BILL OF SALE AND ASSIGNMENT, dated as of ____________________ , 1995 is given by Jones Intercable, Inc., a Colorado corporation ("Jones"), to Time Warner Entertainment Company, L.P., a Delaware limited partnership, through its division, Time Warner Cable Ventures ("TWE").

                                    RECITALS

         Jones and TWE have entered into an Asset Exchange Agreement dated as of September 1, 1995 (the "Agreement") providing, among other things, for the conveyance, assignment and transfer by Jones to TWE of substantially all of the tangible and intangible assets of Jones' cable television systems that are franchised or hold other operating authority and operate in and around Hilo, Hawaii; Lodi Ohio; and Manitowac, Ripon, Lake Geneva and Kenosha, Wisconsin (the "Jones Systems"). All capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement.

                                   AGREEMENTS

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Jones conveys, assigns, transfers and delivers to TWE, free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, all right, title and interest of Jones in all of the Jones Assets, excluding the Jones Excluded Assets and the Jones Assets listed on Exhibit F, but including the following:

         (a) All of the equipment, plant inventory, spare parts, supplies and other tangible personal property that are owned or leased by Jones and used or useful as of the date hereof in the conduct of the business or operations of the Jones Systems, including without limitation the items described on Exhibit A.

         (b) All of the fee estates and buildings and other improvements thereon, leasehold interests in real estate, private easements, private rights to access, private rights-



                               Exhibit A - Page 1
of-way, and other real property interests that are used by Jones, or owned by Jones and useful in the conduct of the business or operations of the Jones Systems, including without limitation the interests described on Exhibit B.

         (c) All municipal, county and state franchises, franchise applications, authorizations and permits relating to the Jones Systems, including without limitation the items described on Exhibit C.

         (d) The leases, private easements, private rights-of-way, multiple dwelling unit agreements, retransmission consent agreements, pole attachment and conduit agreements, subscriber agreements and other agreements described on Exhibit D.

         (e) All rights of Jones to payment for services rendered by Jones prior to the date hereof in connection with the operation of the Jones Systems, as reflected on the billing records of Jones.

         (f) All domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the Jones Systems granted to Jones by any Governmental Authority, except any public easements or rights-of-way related thereto, including without limitation the items described on Exhibit E.

         (g) All of Jones' proprietary information, technical information and data, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the Jones Systems, including filings with the FCC.

         (h) All books and records relating to the business or operations of the Jones Systems.

         (i) The goodwill and going concern value generated by Jones with respect to the Jones Systems.

         (j) All intangible assets of Jones relating to the Jones Systems not specifically described above.

         TO HAVE AND TO HOLD the Jones Assets unto TWE, its successors and assigns, forever, and Jones hereby warrants and agrees to defend title to the same against all lawful claims of any Person.

         Jones shall execute and deliver to TWE such further instruments of conveyance as may be reasonably necessary to convey the Jones Assets.

         This Bill of Sale and Assignment is executed and delivered pursuant to the Agreement, subject to the covenants, representations, warranties, and other provisions

                               Exhibit A - Page 2
thereof. No provision set forth in this Bill of Sale and Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Agreement.

         Jones has executed this Bill of Sale and Assignment as of the date first above written.

                               JONES INTERCABLE, INC., A COLORADO CORPORATION

                               By:__________________________________________
                               Name:________________________________________
                               Title:_______________________________________


                               Exhibit A - Page 3

                                   EXHIBIT B
                      TO ASSET EXCHANGE AGREEMENT BETWEEN
                           JONES INTERCABLE, INC. AND
                     TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

        FORM OF TWCS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT ("Bill of Sale"), dated as of _____________, 1995, is made and entered into by and between TW Cable Service Co., a New York general partnership ("TWCS"), whose U.S. Taxpayer Identification Number is 13-3728159, and Jones Intercable, Inc., a Colorado corporation ("Jones"), whose U.S. Taxpayer Identification Number is 84-0613514.

                                   RECITALS

         A. Time Warner Entertainment Company, LP., a Delaware limited partnership ("TWE"), through its division, Time Warner Cable Ventures, and Jones have entered into an Asset Exchange Agreement dated September 1, 1995 (the "Agreement") pursuant to which on the date hereof Jones has acquired from TWE and TWE has transferred to Jones substantially all of the assets (the "Assets") of TWE's cable television system that is franchised or holds other operating authority and operates in and around Savannah, Georgia (the "TWE System"). All capitalized terms not defined herein shall have the meanings ascribed in the Agreement.

         B. TWCS leases, owns, operates, controls and maintains the facilities identified on Exhibit A for the receiving of programming signals from satellites and broadcast television stations, and delivers the same to the TWE System.

         C. TWCS desires to sell and deliver, and Jones desires to purchase and acquire, the facilities identified on Exhibit A.

                                  AGREEMENTS

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TWCS and Jones agree as provided herein and TWCS conveys, assigns, transfers and delivers to Jones, free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, all right, title and interest of TWCS in all antennae, earth satellite receive

                               Exhibit B - Page 1
stations and related equipment and domestic satellite receive only (TVRO) licenses set forth on Exhibit A (the TWCS Assets").

         TO HAVE AND TO HOLD the TWCS Assets unto Jones, its successors and assigns forever, and TWCS hereby warrants and agrees to defend title to the same against all lawful claims of any person.

         1. Assumption of Liabilities. Jones hereby assumes and shall pay, discharge, and perform all obligations and liabilities arising from or out of
(i) acts, omissions or events occurring subsequent to the Closing Date under any license or authorization set forth on Exhibit A and (ii) Jones' ownership or operation of the TWCS Assets after the Closing Date (the "Assumed TVRO Liabilities"). All debts, liabilities, and obligations arising out of or relating to the TWCS Assets other than the Assumed TVRO Liabilities shall remain and be the obligations and liabilities solely of TWCS.

         2. TWCS Representations and Warranties. TWCS represents and warrants to Jones as of the date of this Bill of Sale:

                 2.1 Organization and Qualification. TWCS is a general partnership duly organized, validly existing, and in good standing under the laws of the State of New York, and has all requisite partnership power and authority to own and lease the TWCS Assets and to conduct its activities and to carry on its business in connection with the TWCS Assets as such activities and business are currently conducted. TWCS is duly qualified to do business as a foreign partnership and is in good standing in all jurisdictions in which the ownership or leasing of the TWCS Assets makes such qualification necessary, except any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Bill of Sale or on the ability of TWCS to perform its obligations under this Bill of Sale.

                 2.2 Authorization. TWCS has full partnership power and authority to execute, deliver, and perform this Bill of Sale and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Bill of Sale and the consummation of the transactions contemplated hereby on the part of TWCS have been duly and validly authorized and approved by all necessary action on the part of TWCS. This Bill of Sale has been duly and validly executed and delivered by TWCS, and is the valid and binding obligation of TWCS, enforceable against TWCS in accordance with its terms.

                 2.3 Title and Condition of TWCS Assets. Exhibit A contains a complete description of all material items of TWCS Assets. TWCS has good and marketable title to all of the TWCS Assets, free and clear of all liens, except ad valorem Taxes not yet due and payable. All the TWCS Assets are in good working order and repair, ordinary wear and tear excepted.

                               Exhibit B - Page 2

                 2.4 Licenses. Exhibit A contains a description of all licenses or authorizations applicable to the TWCS Assets. TWCS has delivered to Jones true and complete copies of each of the licenses or authorizations described on Exhibit A (the "TWCS Licenses"). To TWCS' knowledge, (i) the
TWCS Licenses are in full force and effect, and enforceable in accordance with their terms against the parties thereto other than TWCS, and TWCS has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than TWCS, or any combination thereof) by TWCS nor, to the knowledge of TWCS, has there occurred any default (without regard to lapse of time, the giving of notice, the election of TWCS, or any combination thereof) by any Person other than TWCS under the TWCS Licenses; and (iii) neither TWCS nor, to the knowledge of TWCS, any other Person is in arrears in the performance or satisfaction of its obligations under any of the TWCS licenses, and no waiver or indulgence has been granted by any of the parties thereto.

                 2.5 No Conflict, Required Consents, The execution, delivery, and performance by TWCS of this Bill of Sale do not and will not: (i) violate any provision of any Legal Requirement; (ii) conflict with or violate any provision of the partnership agreement or certificate of general partnership of TWCS; (iii) result in the creation or imposition of any Lien against or upon any of the TWCS Assets; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

                 2.6 Compliance with Legal Requirements. The use of the TWCS Assets as currently used does not violate or infringe in any material respect any Legal Requirements currently in effect or, to the knowledge of TWCS, proposed to become effective. TWCS has received no notice of any violation by TWCS of any Legal Requirement applicable to the operation of the TWCS Assets as currently operated, and knows of no basis for the allegation of any such violation. The operation of the TWCS Assets has not violated and does not violate the Cable Act, except for violation(s) which, individually or in the aggregate, reasonably could not be expected to have a material adverse effect on the TWCS Assets.

         3. Further Assurances. TWCS shall execute and deliver to Jones such further instruments of conveyance as may be reasonably necessary to convey the TWCS Assets.

         4. No Merger. This Bill of Sale is executed and delivered pursuant to the Agreement, subject to the covenants, representations, warranties and other provisions thereof.

                               Exhibit B - Page 3

         5. Governing Law. The validity, performance, and enforcement of this Bill of Sale shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such State.

         6. Further Assurances. TWCS shall execute and deliver to Jones such further instruments of conveyance as may be reasonably necessary to convey the TWCS Assets.

         7. Subject to Agreement. This Bill of Sale is executed and delivered pursuant to the Agreement, subject to the covenants, representations, warranties, and other provisions thereof. No provision set forth in this Bill of Sale shall be deemed to enlarge, alter or amend the terms or provisions of the Agreement.

         The parties have executed this Bill of Sale as of the date first above written.

                               TW CABLE SERVICE CO., A NEW YORK
                               GENERAL PARTNERSHIP

                               By:__________________________________________
                               Name:________________________________________
                               Title:_______________________________________

                               JONES INTERCABLE, INC., A COLORADO
                               CORPORATION

                               By:__________________________________________
                               Name:________________________________________
                               Title:_______________________________________


                               Exhibit B - Page 4

                                  EXHIBIT C-1
                          TO ASSET EXCHANGE AGREEMENT
                                    BETWEEN
                           JONES INTERCABLE, INC. AND
                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                             THROUGH ITS DIVISION,
                           TIME WARNER CABLE VENTURES

                        FORM OF JONES' COUNSEL'S OPINION

                         ______________________,  1995

Time Warner Entertainment Company, L.P.
c/o Time Warner Cable Ventures
300 First Stamford Place
Stamford, CT 06902-6732
Attn:    Jeffrey D. Elberson

         Re: Asset Exchange Agreement dated ____________, 1995 (the "Agreement"), between Jones Intercable, Inc., a
                  Colorado corporation ("Jones"), and Time Warner
                  Entertainment Company, L.P., through its division
                  Time Warner Cable Ventures ("TWE")

Ladies and Gentlemen:

         I am General Counsel of Jones and have acted as counsel to Jones in connection with the transactions contemplated by the Agreement. This opinion is being delivered to you pursuant to Section 7.2.10 of the Agreement.
Capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Agreement.

         In my capacity as counsel to Jones, I or persons under my supervision have examined the Agreement, including the schedules and exhibits thereto, the Transaction Documents, and such other records, agreements, instruments, certificates and matters as I have considered necessary for the purpose of this opinion. As to certain factual matters, I have relied on certificates and oral confirmations issued or given by public officials, and on documents and information furnished to me by appropriate corporate officers of Jones.

__________, 1995
Page 2

         In such examination, I have assumed the genuineness of all signatures, other than the signatures of the officers of Jones, the authenticity of all documents submitted to me as originals, the conformity with original documents of all documents submitted to me as certified, telecopied, photostatic or reproduced copies, and the authenticity of such latter documents. I have also assumed that the Agreement and each and every other document and instrument executed and delivered by TWE have been duly authorized by all necessary action on the part of TWE, have been duly executed and delivered by authorized agents of TWE, and constitute the legal, valid and binding obligations of TWE, enforceable against TWE in accordance with their respective terms.

         I am qualified to practice law in the State of Colorado only and do not purport to express an opinion concerning the laws of any jurisdiction other than the internal laws of the State of Colorado and the United States federal law (except that no opinion is expressed herein with respect to the Communications Act of 1934, as amended, or the rules, regulations and orders promulgated or issued by the Federal Communications Commission thereunder). I am expressing no opinion herein as to whether a court would apply Colorado law to any particular aspect of the subject matter hereof. To the extent that the laws of any other state purport to govern the documents referenced herein, you may rely on my opinion with respect to such laws to the extent that the laws of such state or states are substantially the same as the laws of the State of Colorado, as to which sameness I express no opinion.

         The opinion set forth in numbered paragraph 2 below relating to the enforceability of the Agreement and the Transaction Documents is subject to the following limitation: such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and constitutional, statutory, common law or judicial requirements of notice and due process.

         Based upon and subject to the foregoing and any other qualifications stated herein, I am of the opinion that:

         1 .     Jones is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite power and authority to own and lease the Jones Assets and to conduct its activities and to carry on the business of the Jones Systems as such activities and business are currently conducted. Jones is duly qualified to do business as a foreign corporation and is in good standing in the States of South Carolina, Florida and Indiana.

__________, 1995
Page 3

         2. Jones has full corporate power and authority to execute, deliver, and perform the Agreement and to consummate the transactions contemplated thereby. The execution, delivery, and performance of the Agreement and the consummation of the transactions contemplated thereby on the part of Jones have been duly and validly authorized and approved by all necessary action on the part of Jones, including appropriate resolutions of the Board of Directors of Jones. The Agreement has been duly and validly executed and delivered by Jones, and is the valid and binding obligation of Jones, enforceable against Jones in accordance with its terms.

         3. Except as described on Schedule 4.7 of the Agreement or on any other Schedule to the Agreement, the execution, delivery, and performance by Jones of the Agreement does not and will not: (i) violate any provision of any Legal Requirement; (ii) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Jones; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any Jones Contract; (iv) result in the creation or imposition of any Lien against or upon any of the Jones Assets; or (v) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

         This opinion is rendered to you in connection with the transactions contemplated by the Agreement and is not to be quoted in whole or in part or otherwise referred to in any of your financial statements or other public releases, nor is it to be filed with any Governmental Authority or any Person without my prior written consent. I assume no obligation to advise you of any changes in the opinion set forth herein which may come to my attention after the date hereof. This opinion may not be relied on by any other Person or for any purpose whatsoever other than the consummation of the transactions contemplated by the Agreement.

                                                            Very truly yours,

                                                            Elizabeth M. Steele

                                  Exhibit C-2
                          to Asset Exchange Agreement
                                    between
                           Jones Intercable, Inc. and
                    Time Warner Entertainment Company, L.P.
                             through its division,
                           Time Warner Cable Ventures

                                    [ Date ]

         This opinion letter is provided to you pursuant to the provisions of
Section 7.2.10 of the Asset Exchange Agreement (the "Agreement") dated as of ___________, 1995 by and between Jones Intercable, Inc., a Colorado corporation ("Jones") and Time Warner Entertainment Company, L.P. ("TWE"). The opinions expressed herein relate only to the cable television systems (the "Systems") owned and operated by Jones and serving the communities listed on Exhibit A attached hereto. Unless otherwise defined herein, capitalized terms used in this opinion letter shall have the respective meanings ascribed to them in the Agreement.

         We have acted as special communications counsel to Jones in connection with the Agreement. Our role as special communications counsel to Jones has been limited to matters specifically related to the Communications Act of 1934, as amended (the "Communications Act"), the rules and regulations of the Federal Communications Commission (the "FCC"), Section 111 of the Copyright Act of 1976, as amended (the "Copyright Act"), and the rules and regulations of the United States Copyright Office (the "Copyright Office") pertinent thereto.

         In our capacity as special communications counsel and in order to provide the opinions rendered herein, we have examined the Agreement and related schedules and exhibits thereto. We have also examined the available public records of the FCC and the Copyright Office that were located in the public reference room of each such federal agency's Washington D.C. office and were made available for our review on ____________, and we have also examined such other documents and papers and have made such investigations as we have considered necessary or appropriate as a basis for the opinions hereinafter set forth. In rendering the opinions herein expressed, we have assumed: (i) the genuineness of all signatures on documents submitted to us; (ii) the legal capacity of natural persons; (iii) the authenticity and completeness of all documents submitted to us as originals; (iv) the conformity with original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles; (v) the authority of the person or persons who executed any such documents on behalf of any person or entity; and
(vi) as to such person or entity, we have assumed that such person or entity has all the requisite power and authority and has fulfilled all necessary procedures to take and adopt the actions, or enter into the agreements, set forth in such documents executed by him or it or on his or its behalf and to effect the actions contemplated thereby and that such agreements constitute the legal, valid and binding obligations of such parties.

         As to factual matters relevant to the opinions below, we have also assumed, and relied upon without any independent inquiry, verification or examination by us, the accuracy and completeness of (i) all records of Jones and the Systems made available to us; (ii) all statements, representations and warranties of Jones set forth in the Agreement; (iii) all certificates provided and statements made to us by agents and representatives of Jones; and (iv) the publicly available records of the FCC and the Copyright Office at the time of examination by us, and the absence of changes since the date of our examination.

         Whenever an opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that during the course of our representation of Jones in connection with the Agreement, no information has come to the attention of the attorneys in our firm working on this transaction which would give those attorneys actual knowledge of the existence or absence of such facts. Other than our review of available public records of the FCC and Copyright Office described above, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our serving as special communications counsel to Jones.

         The opinions stated herein relate only to the Systems, as described to us by Jones and its agents. Except as specifically noted herein, the opinions stated herein are limited strictly to such areas of compliance as can be demonstrated by the available public records of the FCC and the Copyright Office and do not purport to cover areas of compliance that can be determined only through an inspection of the Systems, their work product, records or operations.

         We are qualified to practice law in the District of Columbia and we do not purport to express opinions herein concerning the laws of any jurisdiction other than the United States of America to the extent applicable hereto. Our opinions are limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions stated herein are as of the date of this letter and we undertake no obligation to advise the parties of any changes that may occur thereafter. In giving this opinion, we have assumed without further investigation that the parties to the Agreement have taken all necessary and proper steps to authorize the execution and performance thereof.

         On the basis of the foregoing, and subject to the assumptions, limitations and exceptions contained herein, it is our opinion that:

         1. The System has submitted to the FCC all registration statements and other filings, including annual cumulative signal leakage index reports (FCC Form 320), annual employment reports (FCC Form 395-A) and Annual Reports of Cable Television Systems (FCC Form 325, Schedule A) that are required under the rules and regulations of the FCC except where the failure to submit any such registration statement or filing would not have a material adverse effect on the System's operations taken as a whole. The System's FCC employment unit covering the System that his been required under the FCC'S regulations to file FCC annual employment reports has been certified by the FCC for compliance with the FCC's equal employment opportunity requirements for each annual reporting period from and including 1988 through 1994, and the FCC currently is reviewing the annual employment reports for the 1995 reporting year. All frequencies within the restricted aeronautical and navigational bands (i.e., 108-137 Mhz and 225-400 Mhz) that have been reported by the System or its representatives as being used on the System have been authorized in all material respects for such use by the FCC.

         2. Jones holds the FCC licenses and receive-only earth station registrations listed in Schedule B hereto and to our knowledge each such license and registration is currently valid and has not been revoked by the FCC. To our knowledge, based solely on the Systems' current operations as described by Jones, Schedule B hereto lists all FCC licenses that are required by the FCC to operate the Systems as presently operated.

         3. Except with respect to general rulemakings and similar matters relating generally to the cable television industry, to our knowledge there is
(i) no adverse judgment, decree or order that has been issued by the FCC against Jones with respect to the Systems; and (ii) except as noted in paragraph 4 to this letter, there is no FCC action, proceeding or investigation pending by or before the FCC against the Systems or that, if adversely determined, would have a material adverse effect on the Systems' operations taken as a whole, It is possible that there may be matters pending before the FCC relating to the Systems of which we do not have knowledge because such matters have not yet been incorporated into the available public files of the FCC.

         4.      Except as set forth in Schedule   hereto, and without regard
to the merit of such matters listed on the Schedule, to the best of our knowledge, based on information provided by Jones and our review of unofficial logs compiled by the FCC's independent contractor of Forms 328 and 329 filed
with the FCC as of    199 , none of the Jones Systems' franchising authorities
have sought certification from the FCC to regulate basic service and equipment rates, and there have been no complaints filed with the FCC with respect to rates or cable programming services. It may be possible that such Forms 328 and 329 of which we do not have knowledge have been filed with the FCC but have not yet been incorporated into the unofficial logs compiled by the FCC's independent contractor.

         5. During the accounting periods in which Jones has owned the Systems, all Statements of Account (collectively the "Copyright Filings") that are required under Section 111 of the Copyright Act for accounting periods beginning with the second accounting period of 1992 in connection with the retransmission of any broadcast television signals on the Systems have been filed with the Copyright Office. We have not conducted an audit of the Copyright Filings and related royalty payments and therefore express no opinion as to whether the amounts of the royalty payments or the statements or the representations made therein are correct. Based on the Copyright Office's available public records, there are no outstanding inquiry letters issued by the Copyright Office to Jones concerning any of the Copyright Filings or related royalty payments made with respect to the Systems. It is possible that there may be matters pending before the Copyright Office relating to the Copyright Filings, the Systems or Jones of which we do not have knowledge because such matters have not yet been incorporated into the available public files of the Copyright Office. To our knowledge, there is no pending claim, action, demand or litigation by any other person with respect to the Copyright Filings or related royalty payments made by the Systems.

         6. To the best of our knowledge, based solely on information provided by Jones, Jones and its affiliated partnerships in which Jones was a general partner have owned each of the Jones Systems for more than 36 months following their acquisition. Jones and its affiliated partnerships have complied in all material respects with Section 76.502 of the FCC's rules and regulations in connection with the transfer of the Jones System to TWE. For purposes of this opinion, we assume that the information supplied in each completed FCC Form 394 filed with a franchising authority is accurate and complete.

         7. Except as noted below and except for consents already obtained, the execution, delivery and performance by Jones of the Agreement does not require the approval of the FCC and will not be contrary to the Communications Act or the rules and regulations of the FCC. Prior to exercising any right to control or operate the Systems pursuant to the Agreement, TWE must comply with the Communications Act and the FCC's rules and regulations, including but not limited to any applicable prohibition on cross-ownership of media interests.

         This opinion is solely for your information in connection with the transaction described herein. It may not be quoted in whole or in part or otherwise referred to, nor may it be filed with or furnished to any governmental agency or other person, without the prior written consent of this firm.

                                        Sincerely,

                                        DOW, LOHNES & ALBERTSON

                                        By: __________________________

                                   EXHIBIT D
                      TO ASSET EXCHANGE AGREEMENT BETWEEN
                           JONES INTERCABLE, INC. AND
                     TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

                      FORM OF JONES ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT is entered into ______________, 1995, between Jones Intercable, Inc., a Colorado corporation ("Jones"), and Time Warner Entertainment Company, L.P., a Delaware limited partnership, through its division, Time Warner Cable Ventures ("TWE").

         WHEREAS, pursuant to the Asset Exchange Agreement dated as of September 1, 1995 (the "Exchange Agreement"), between Jones and TWE, Jones has agreed to convey, assign and transfer to TWE substantially all of the assets of Jones' cable television systems that are franchised or hold other operating authority and operate in and around Hilo, Hawaii; Lodi, Ohio; and Manitowac, Ripon, Lake Geneva and Kenosha, Wisconsin (the "Jones Systems"); and

         WHEREAS, as further consideration for the sale to TWE of the Jones Systems, the Exchange Agreement requires that TWE assume as of the Closing
Date (as defined in the Exchange Agreement) and agree to pay and discharge when due, certain liabilities and obligations of Jones relating to the Jones Systems, all as more specifically described in the Exchange Agreement. All capitalized terms not defined herein shall have the meanings ascribed in the Exchange Agreement.

         NOW, THEREFORE, in consideration of the sale, conveyance, assignment, transfer and delivery of the Jones Systems by Jones to TWE and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Jones and TWE hereby agree as follows:

         1. Assumption of Liabilities. As of the Closing Date, TWE hereby assumes, and shall pay, discharge and perform the following: (i) all liabilities and obligations with respect to acts, omissions or events occurring subsequent to the Closing Date under any Jones Franchise, Jones License or Jones Contract; (ii) other obligations and liabilities of Jones only to the extent there was an adjustment in favor of TWE with respect thereto pursuant to
Section 2.8 of the Exchange Agreement; and (iii) all obligations and liabilities arising out of TWE's ownership of the Jones Assets or operation of the Jones Systems after the Closing Date.

                               Exhibit D - Page 1

         2. Retention of Rights. Nothing contained herein shall be deemed to alter, modify, expand or diminish the terms and provisions set forth in the Exchange Agreement, including the representations, warranties and covenants of the parties contained therein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names and attested to by their duly authorized officers as of the date first above written.

                              JONES INTERCABLE, INC., A COLORADO CORPORATION

                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________

                              TIME WARNER ENTERTAINMENT COMPANY,
                              L.P., A DELAWARE LIMITED PARTNERSHIP, THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________

                               Exhibit D - Page 2

                                   EXHIBIT E
                      TO ASSET EXCHANGE AGREEMENT BETWEEN
                          JONES INTERCABLE, INC. AND
                    TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

                       FORM OF TWE ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT is entered into __________, 1995, between Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), through its division, Time Warner Cable Ventures, and Jones Intercable, Inc., a Colorado corporation ("Jones").

         WHEREAS, pursuant to the Asset Exchange Agreement dated as of September 1, 1995 (the "Exchange Agreement"), between TWE and Jones, TWE has agreed to convey, assign and transfer to Jones substantially all of the assets of TWE's cable television system that is franchised or holds other operating authority and operates in and around Savannah, Georgia (the "TWE System"); and

         WHEREAS, as further consideration for the sale to Jones of the TWE System, the Exchange Agreement requires that Jones assume as of the Closing Date (as defined in the Exchange Agreement) and agree to pay and discharge when due, certain liabilities and obligations of TWE relating to the TWE System, all as more specifically described in the Exchange Agreement. All capitalized terms not defined herein shall have the meanings ascribed in the Exchange Agreement.

         NOW, THEREFORE, in consideration of the sale, conveyance, assignment, transfer and delivery of the TWE System by TWE to Jones and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, TWE and Jones hereby agree as follows:

         1. Assumption of Liabilities. As of the Closing Date, Jones hereby assumes, and shall pay, discharge and perform the following: (i) all liabilities and obligations with respect to acts, omissions or events occurring subsequent to the Closing Date under any TWE Franchise, TWE License or TWE Contract; (ii) other obligations and liabilities of TWE only to the extent there was an adjustment in favor of Jones with respect thereto pursuant to Section
2.8 of the Exchange Agreement; and (iii) all obligations and liabilities arising out of Jones' ownership of the TWE Assets or operation of the TWE
System after the Closing Date.

                               Exhibit E - Page 1

         2. Retention of Rights. Nothing contained herein shall be deemed to alter, modify, expand or diminish the terms and provisions set forth in the Exchange Agreement, including the representations, warranties and covenants of the parties contained therein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                              TIME WARNER ENTERTAINMENT COMPANY,
                              L.P., A DELAWARE LIMITED PARTNERSHIP, THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________

                              JONES INTERCABLE, INC., A COLORADO CORPORATION

                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________

                               Exhibit E - Page 2

                                   EXHIBIT F
                      TO ASSET EXCHANGE AGREEMENT BETWEEN
                           JONES INTERCABLE, INC. AND
                     TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

                 FORM OF BILL OF SALE AND ASSIGNMENT FROM TWE

         THIS BILL OF SALE AND ASSIGNMENT, dated as of ________, 1995, is given by Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), through its division, Time Warner Cable Ventures, to Jones Intercable, Inc., a Colorado corporation ("Jones").

                                    RECITALS

         TWE and Jones have entered into an Asset Exchange Agreement dated as of September 1, 1995 (the "Agreement"), providing, among other things, for the assignment and transfer by TWE to Jones of substantially all of the tangible and intangible assets of TWE's cable television system that is franchised or holds other operating authority and operates in and around Savannah, Georgia (the "TWE System"). All capitalized terms not defined herein shall have the meanings ascribed in the Agreement.

                                   AGREEMENTS

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TWE conveys, assigns, transfers and delivers to Jones, free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, all right, title and interest of TWE in all of the TWE Assets, excluding the TWE Excluded Assets and the TWE Assets listed on Exhibit F, but including the following:

         (a) All of the equipment, plant, inventory, spare parts, supplies and other tangible personal property that are owned or leased by TWE and used or useful as of the date hereof in the conduct of the business or operations of the TWE System, including without limitation the items described on Exhibit A.

         (b) All of the fee estates and buildings and other improvements thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests owned or leased by TWE, and used or useful as of the date

                               Exhibit F - Page 1
hereof in the conduct of the business or operations of the TWE System, including without limitation the interests described on Exhibit B.

         (c) All municipal, county and state franchises, franchise applications, authorizations and permits relating to the TWE System, including without limitation the items described on Exhibit C.

         (d) The leases, private easements, private rights-of-way, multiple dwelling unit agreements, retransmission consent agreements, pole attachment and conduit agreements, subscriber agreements and other agreements described on Exhibit D.

         (e) All rights of TWE to payment for services rendered by TWE prior to the date hereof in connection with the operation of the TWE System, as reflected on the billing records of TWE.

         (f) All domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the TWE System granted to TWE by any Governmental Authority, except any public easements or rights-of-way related thereto, including without limitation the items described on Exhibit E.

         (g) All of TWE's proprietary information, technical information and data, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the TWE System, including filings with the FCC.

         (h) All books and records relating to the business or operations of the TWE System.

         (i) The goodwill and going concern value generated by TWE with respect to the TWE System.

         (j) All intangible assets of TWE relating to the TWE System not specifically described above.

         TO HAVE AND TO HOLD the TWE Assets unto Jones, its successors and assigns, forever, and TWE hereby warrants and agrees to defend title to the same against all lawful claims of any Person.

         TWE shall execute and deliver to Jones such further instruments of conveyance as may be reasonably necessary to convey the TWE Assets,

         This Bill of Sale and Assignment is executed and delivered pursuant to the Agreement, subject to the covenants, representations, warranties, and other provisions thereof. No provision set forth in this Bill of Sale and Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Agreement.

                               Exhibit F - Page 2

         TWE has executed this Bill of Sale and Assignment as of the date first above written.

                                TIME WARNER ENTERTAINMENT COMPANY,
                                L.P., A DELAWARE LIMITED PARTNERSHIP, THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

                                By: _________________________________________
                                Name: _______________________________________
                                Title: ______________________________________




                               Exhibit F - Page 3

\                                  EXHIBIT G-1
                      TO ASSET EXCHANGE AGREEMENT BETWEEN
                           JONES INTERCABLE, INC. AND
                    TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

                         FORM OF TWE'S COUNSEL OPINION

                                   Attached.

                              Exhibit G-1 - Page 1

                                     (Date)

Jones Intercable, Inc.
9697 East Mineral Avenue
P.O. Box 3309
Englewood, Colorado 80155-3309
Attn: President

         Re: Asset Exchange Agreement dated August ___, 1995 (the "Agreement") between Time Warner Entertainment Company, L.P., a Delaware limited partnership, through its division, Time Warner Cable Ventures ("TWE"), and Jones Intercable, Inc., a Colorado corporation

Ladies and Gentlemen:

         I have acted as corporate counsel for TWE in connection with the transactions contemplated by the Agreement. This opinion is rendered to you in accordance with Section 7.3.11 of the Agreement. Capitalized terms used herein without definition shall have the same meanings as in the Agreement.

         In my capacity as such counsel, I have examined originals, or copies identified to my satisfaction as being true copies, of such records, documents or other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed herein. I also have made such other inquiries and investigations of fact and law as I have deemed necessary as a basis for the opinions herein expressed. In addition, as to certain questions of fact, I have obtained and relied upon such statements and certificates from public officials and officers and other representatives of TWE as I have deemed necessary. In preparation of my opinion, nothing has come to my attention that casts any doubt upon the accuracy of the factual material I have relied upon, and I believe it is reasonable for me to rely on such factual material. I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.

         Based upon the foregoing, and subject to the limitations, qualifications and exceptions set forth below, I am of the opinion that:

         1. TWE is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and lease the TWE Assets and to conduct its activities and carry on its business as such activities and businesses are currently conducted. TWE has made all necessary filings to do business as a foreign partnership in the States of Georgia and South Carolina.

Jones Intercable, Inc.
Page 2

         2. TWE has full partnership power and authority to execute, deliver and perform the Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby on the part of TWE have been duly and validly authorized and approved by all necessary action on the part of TWE. The Agreement has been duly and validly executed and delivered by TWE, and is the valid and binding obligation of TWE, enforceable against TWE in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the rights of creditors, (ii) general principles of equity, regardless of whether enforceability is considered in an action at law or in equity, or (iii) constitutional, statutory, common law or judicial requirements of notice and due process.

         3. Except as set forth in Schedule 3.7 or on any other Schedule to the Agreement, the execution, delivery, and performance by TWE of the Agreement does not and will not: (i) violate any provision of any Legal Requirement; (ii) conflict with or violate any provision of the certificate of limited partnership or agreement of limited partnership of TWE; (iii) to my actual knowledge, conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate or permit the acceleration of the performance required by, any TWE Contract; (iv) to my actual knowledge, result in the creation or imposition of any Lien against or upon any of the TWE Assets; or (v) to my actual knowledge, require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

         This opinion related solely to the effects of the Delaware Revised Uniform Limited Partnership Act and the laws of the State of Colorado, and does not relate to the laws of any other jurisdiction. To the extent that any matter with respect to which an opinion is rendered herein is governed by the laws of any other state, I have, with your permission, assumed that the laws of such state are identical to the laws of the State of Colorado. This opinion is rendered only to you and is solely for your benefit in connection with the Agreement and the transactions contemplated thereby. This opinion may not be relied upon by any other person for any purpose without my prior written consent.

                                   Sincerely,

                                  EXHIBIT G-2
                      TO ASSET EXCHANGE AGREEMENT BETWEEN
                           JONES INTERCABLE, INC. AND
                    TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES

                       FORM OF TWE'S FCC COUNSEL OPINION
                                     [DATE]

Jones Intercable, Inc.
9697 East Mineral Avenue
P.O. Box 3309
Englewood, Colorado 80155-3309
Attn: President

         This opinion letter is provided to you pursuant to the provisions of
Section 7.3.11 of the Asset Exchange Agreement (the "Agreement) dated as of September 1, 1995 by and between Jones Intercable, Inc., a Colorado corporation ("Jones"), and Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), through its division, Time Warner Cable Ventures. The opinions expressed herein relate only to the cable television system (the "System") owned and operated by TWE and serving the communities listed on Exhibit A attached hereto. Unless otherwise defined herein, capitalized terms used in this opinion letter shall have the respective meanings ascribed to them in the Agreement.

         We have acted as special communications counsel to TWE in connection with the Agreement. Our role as special communications counsel to TWE has been limited to matters specifically related to the Communications Act of 1934, as amended (the "Communications Act"), the rules and regulations of the Federal Communications Commission (the "FCC"), Section 111 of the Copyright Act of 1976, as amended (the "Copyright Act"), and the rules and regulations of the United States Copyright Office (the "Copyright Office") pertinent thereto.

         In our capacity as special communications counsel and in order to provide the opinions rendered herein, we have examined the Agreement and related schedules and exhibits thereto. We have also examined the available public records of the FCC and the Copyright Office that were located in the public reference room of each such federal agency's Washington, D.C. office and were made available for our review on ____________, and we have also examined such other documents and papers and have made such investigations as we have considered necessary or appropriate as a basis for the opinions hereinafter set forth. In rendering the opinions herein expressed, we have assumed: (i) the genuineness of all signatures on documents submitted to us; (ii) the legal capacity of natural persons; (iii) the authenticity and completeness of all documents

                              Exhibit G-2 - Page 1
submitted to us as originals; (iv) the conformity with original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles; (v) the authority of the person or persons who executed any such documents on behalf of any person or entity; and (vi) as to such person or entity, we have assumed that such person or entity has all the requisite power and authority and has fulfilled all necessary procedures to take and adopt the actions, or enter into the agreements, set forth in such documents executed by him or it or on his or its behalf and to effect the actions contemplated thereby and that such agreements constitute the legal, valid and binding obligations of such parties.

         As to factual matters relevant to the opinions below, we have also assumed, and relied upon without any independent inquiry, verification or examination by us, the accuracy and completeness of (i) all records of TWE and the System made available to us; (ii) all statements, representations and warranties of TWE set forth in the Agreement; (iii) all certificates provided and statements made to us by agents and representatives of TWE; and (iv) the publicly available records of the FCC and the Copyright Office at the time of examination by us, and the absence of changes since the date of our examination.

         Whenever an opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that during the course of our representation of TWE in connection with the Agreement, no information has come to the attention of the attorneys in our firm working on this transaction which would give those attorneys actual knowledge of the existence or absence of such facts. Other than our review of available public records of the FCC and Copyright Office described above, we have not undertaken any independent investigation to determine the existence or absence of such facts and no interference as to our knowledge of the existence or absence of such facts should be drawn from our serving as special communications counsel to TWE.

         The opinions stated herein relate only to the System, as described to us by TWE and its agents. Except as specifically noted herein, the opinions stated herein are limited strictly to such areas of compliance as can be demonstrated by the available public records of the FCC and the Copyright Office and do not purport to cover areas of compliance that can be determined only through an inspection of the System, its work product, records or operations.

         We are qualified to practice law in the District of Columbia and we do not purport to express opinions herein concerning the laws of any jurisdiction other than the United States of America to the extent applicable hereto. Our opinions are limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions stated herein are as of the date of this letter and we undertake no obligation to advise the parties of any changes that may occur thereafter. In giving this opinion, we have assumed without further investigation that the parties to the Agreement have taken all necessary and proper steps to authorize the execution and performance thereof.

                              Exhibit G-2 - Page 2

         On the basis of the foregoing, and subject to the assumptions, limitations and exceptions contained herein, it is our opinion that:

         1. TWE has submitted to the FCC all registration statements and other filings, including annual cumulative signal leakage index reports (FCC Form 320), annual employment reports (FCC Form 395-A) and Annual Reports of Cable Television Systems (FCC Form 325, Schedule A) that are required under the rules and regulations of the FCC except where the failure to submit any such registration statement or filing would not have a material adverse effect on the System's operations taken as a whole. TWE's FCC employment unit covering the System has been certified by the FCC for compliance with the FCC's equal employment opportunity requirements for each annual reporting period from and including 1988 through 1994, and the FCC currently is reviewing the annual employment report for the 1995 reporting year. All frequencies within the restricted aeronautical and navigational bands (i.e., 108-137 Mhz and 225-400
Mhz) that have been reported to us by TWE or its representatives as being used on the System have been authorized in all material respects for such use by the FCC.

         2. TWE holds the FCC licenses and receive-only earth station registrations listed in Schedule B hereto and to our knowledge each such license and registration is currently valid and has not been revoked by the FCC. To our knowledge, based solely on the System's current operations as described by TWE, Schedule B hereto lists all FCC licenses that are required by the FCC to operate the System as presently operated.

         3. Except with respect to general rulemakings and similar matters relating generally to the cable television industry, to our knowledge there is
(i) no adverse judgment, decree or order that has been issued by the FCC against TWE with respect to the System; and (ii) except as noted in paragraph 4 to this letter, there is no FCC action, proceeding or investigation pending by or before the FCC against the System or that, if adversely determined, would have a material adverse effect on the System's operations taken as a whole. It is possible that there may be matters pending before the FCC relating to the System of which we do not have knowledge because such matters have not yet been incorporated into the available public files of the FCC.

         4. Except as set forth in Schedule ___ hereto, and without regard to the merit of such matters listed on the Schedule, to the best of our knowledge, based on information provided by TWE and our review of unofficial logs compiled by the FCC's independent contractor of Forms 328 and 329 filed with the FCC as of __________, 19__, none of the System's franchising authorities have sought certification from the FCC to regulate basic service and equipment rates, and there have been no complaints filed with the FCC with respect to rates or cable programming services. It may be possible that such Forms 328 and 329 of which we do not have knowledge have been filed with the FCC but have not yet been incorporated into the unofficial logs compiled by the FCC's independent contractor.

                              Exhibit G-2 - Page 3

         5. During the accounting periods in which TWE has owned the System, all Statements of Account (collectively the "Copyright Filings") that are required under Section 111 of the Copyright Act for accounting periods beginning with the second accounting period of 1992 in connection with the retransmission of any broadcast television signals on the System have been filed with the Copyright Office. We have not conducted an audit of the Copyright Filings and related royalty payments and therefore express no opinion as to whether the amounts of the royalty payments or the statements or the representations made therein are correct. Based on the Copyright Office's available public records, there are no outstanding inquiry letters issued by the Copyright Office to TWE concerning any of the Copyright Filings or related royalty payments made with respect to the System. It is possible that there may be matters pending before the Copyright Office relating to the Copyright Filings, the System or TWE of which we do not have knowledge because such matters have not yet been incorporated into the available public files of the Copyright Office. To our knowledge, there is no pending claim, action, demand or litigation by any other person with respect to the Copyright Filings or related royalty payments made by the System.

         6. To the best of our knowledge, based solely on information provided by TWE, TWE has owned the System for more than 36 months following its acquisition. TWE has complied in all material respects with Section 76.502 of the FCC's rules and regulations in connection with the transfer of the System to Jones. For purposes of this opinion, we assume that the information supplied in each completed FCC Form 394 filed with a franchising authority is accurate and complete.

         7. Except as noted below and except for consents already obtained, the execution, delivery and performance by TWE of the Agreement does not require the approval of the FCC and will not be contrary to the Communications Act or the rules and regulations of the FCC. Prior to exercising any right to control or operate the System pursuant to the Agreement, Jones must comply with the Communications Act and the FCC's rules and regulations, including but not limited to any applicable prohibition on cross-ownership of media interests.

         This opinion is solely for your information in connection with the transaction described herein. It may not be quoted in whole or in part or otherwise referred to, nor may it be filed with or furnished to any governmental agency or other person, without the prior written consent of this firm.

                                                    Sincerely,

                                                    BRYAN CAVE

                                                    By: ______________________

                              Exhibit G-2 - Page 4